                                                                   EXHIBIT 10.13



                                 LOAN AGREEMENT



                                  by and among



                             MKS INSTRUMENTS, INC.,
                                  as Borrower,


                       THE FIRST NATIONAL BANK OF BOSTON,
                             As Agent and as Lender,

                                       and

                                 CHEMICAL BANK,
                                   as Lender,




                                February 23, 1996

                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                                   DEFINITIONS

1.1. Definitions .........................................................     1
1.2. Accounting Terms ....................................................     8
1.3. Other Definitional Provisions .......................................     8

                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

2.1. Revolving Credit ....................................................     8
2.2. Advances ............................................................     9
2.5. Interest Periods ....................................................    11
2.6. Unused Commitment Fee ...............................................    11
2.7. Deficiency Advances .................................................    12
2.8. Termination of Existing Facilities ..................................    12

                                   ARTICLE III

                                ADDITIONAL TERMS

3.1. Payments ............................................................    13
3.2. Capital Adequacy ....................................................    14
3.3. Special Provisions Governing LIBOR Loans ............................    15
3.4. Taxes ...............................................................    16

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

4.1. Organization, Existence and Power ...................................    17
4.2. Authorization of Loan Documents; Binding Effect .....................    18
4.3. Authority ...........................................................    18
4.4. Capital Structure ...................................................    18
4.5. Financial Condition .................................................    18
4.6. Pending Litigation ..................................................    19
4.7. Certain Agreements; Material Contracts ..............................    19

4.8.  Authorization, Etc .................................................    19
4.9.  No Violation .......................................................    20
4.10. Payment of Taxes ...................................................    20
4.11. Transactions With Affiliates, Officers, Directors and 1%
      Shareholders .......................................................    20
4.12. ERISA ..............................................................    21
4.13. Ownership of Properties; Liens .....................................    21
4.14. Employment Matters .................................................    21
4.15. Insurance ..........................................................    21
4.16. Indebtedness .......................................................    22
4.17. Securities Law Compliance ..........................................    22
4.18. Accuracy of Information ............................................    22

                                    ARTICLE V

                             CONDITIONS TO ADVANCES

5.1. Each Advance ........................................................    22
5.2. First Advance .......................................................    23

                                   ARTICLE VI

                      AFFIRMATIVE COVENANTS OF THE BORROWER

6.1. Reporting Requirements ..............................................    24
6.2. Loan Proceeds .......................................................    26
6.3. Maintenance of Business and Properties; Insurance ...................    26
6.4. Payment of Taxes ....................................................    26
6.5. Compliance with Laws, etc ...........................................    27
6.7. Further Assurances ..................................................    27
6.8. Bank Accounts .......................................................    27

                                   ARTICLE VII

                       NEGATIVE COVENANTS OF THE BORROWER

7.1. Sale of Assets; Mergers, Etc ........................................    28
7.2. Liens and Encumbrances ..............................................    29
7.3. Sales and Leasebacks ................................................    31
7.4. Investments .........................................................    31
7.5. Transactions with Affiliates ........................................    32
7.6. ERISA Compliance ....................................................    32
7.7. Financial Covenants .................................................    33
7.8. Contracts Prohibiting Compliance with Agreement .....................    33

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

8.1. Default .............................................................    33
8.2. Agent to Act ........................................................    36
8.3. Cumulative Rights ...................................................    36
8.4. No Waiver ...........................................................    36
8.5. Allocation of Proceeds ..............................................    36

                                   ARTICLE IX

                                    THE AGENT

9.1. Appointment .........................................................    37
9.2. Limitation on Liability .............................................    37
9.3. Reliance ............................................................    38
9.4. Notice of Default ...................................................    38
9.5. No Representations ..................................................    38
9.6. Indemnification .....................................................    39
9.7. The Agent in its Individual Capacity ................................    39
9.8. Resignation .........................................................    40
9.9. Sharing of Payments, Etc ............................................    40
9.10. Fees ...............................................................    41

                                    ARTICLE X

                                  MISCELLANEOUS

10.1. Assignments and Participations .....................................    41
10.2. Survival of Representations, Etc ...................................    42
10.3. Right of Setoff ....................................................    43
10.4. Indemnity; Costs, Expenses and Taxes ...............................    43
10.5. Notices ............................................................    44
10.6. MASSACHUSETTS LAW ..................................................    45
10.7. Counterparts .......................................................    45
10.8. JURISDICTION, SERVICE OF PROCESS ...................................    45
10.9. Limit on Interest ..................................................    46
10.10. Amendments ........................................................    46
10.11. Headings ..........................................................    47
10.12. WAIVER OF NOTICE, ETC .............................................    47
10.13. Severability ......................................................    48
10.14. Entire Agreement ..................................................    48

10.15. Compliance with Covenants .........................................    48
10.16. Termination .......................................................    48
10.17. WAIVER OF TRIAL BY JURY ...........................................    48

                                 LOAN AGREEMENT


      This Loan Agreement (the "Agreement") is entered into as of the 23rd day of February, 1996, by and among The First National Bank of Boston ("Bank of Boston"), Chemical Bank ("Chemical"; hereinafter Bank of Boston and Chemical may be referred to individually as a "Lender" or collectively as the "Lenders"), The First National Bank of Boston in its capacity as agent for the Lenders (in such capacity, together with any successor agent appointed in accordance with the terms of Section 9.8, the "Agent"), and MKS Instruments, Inc., a Massachusetts corporation ("Borrower").

                                    PREMISES:

      WHEREAS, the Borrower has requested that the Lenders make available to it a revolving credit facility of up to $20,000,000; and

      WHEREAS, the Lenders are willing to make such revolving credit facility available to the Borrower on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1. Definitions. In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated, which meanings shall be equally applicable to both the singular and plural forms of such terms:

            "Adjusted LIBOR Rate" shall have the meaning set forth in Section 2.4.1.

            "Advance" shall mean the drawing down by the Borrower of a Base Rate Loan or a LIBOR Loan on any given Advance Date.

            "Advance Date" shall mean the date as of which an Advance is consummated.

            "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of any Person shall mean the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct the management and policies of such Person, whether by contract or otherwise. As to the Borrower, the term "Affiliate" shall include, without limitation, any partnership or joint venture of which the Borrower or any Affiliate of the Borrower is a general partner or is a limited partner with more than a ten percent (10%) interest, and any director or executive officer of the Borrower.

            "Applicable Commitment Percentage" shall mean, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided, however, that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 10.1.

            "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 10.1.

            "Base Rate" shall mean the higher of (a) the annual rate of interest announced from time to time by the Bank of Boston at the Bank of Boston's office at 100 Federal Street, Boston, Massachusetts, as its "base rate" or (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank of Boston from three funds brokers of recognized standing selected by the Bank of Boston.

            "Base Rate Loan" shall mean an Advance that is specified as such in the Notice of Borrowing with respect to such Advance and that bears interest at the Base Rate.

            "Borrowing" shall mean the incurrence of one or more Advances on a given date.

            "Business Day" shall mean a day on which commercial banks are required to be open for business in Boston, Massachusetts.

            "Cash Flow Ratio" shall have the meaning set forth in Section
7.7(c).

            "Closing Date" shall mean the date of this Agreement.

            "Compliance Certificate" shall have the meaning set forth in Section 6.1(c).

            "Consolidated Debt Service" shall mean for any period the sum (without duplication) of Interest Expense, the interest portion of Financing Lease Obligations and required principal payments on long-term debt of the Borrower and its Subsidiaries, determined on a consolidated basis.

            "Consolidated Indebtedness" shall mean the Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis.

            "Consolidated Net Income" shall mean for any period the net income (or loss) for such period (before extraordinary items and excluding the net income of any business entity that is not a Subsidiary in which the Borrower or one of its Subsidiaries has an ownership interest unless such net income shall have actually been received by such company in the form of cash distributions) of the Borrower and its Subsidiaries after deducting all operating expenses, depreciation and amortization, Interest Expense, the interest portion of Financing Lease Obligations, all taxes in respect of income and profits paid or payable (including accrued Sub S distributions required to make shareholder tax payments) and all other proper deductions, all determined on a consolidated basis.

            "Consolidated Operating Cash Flow" shall mean for any period, the net income (or loss) for such period (before extraordinary items and excluding the net income of any business entity that is not a Subsidiary in which the Borrower or one of its Subsidiaries has an ownership interest unless such net income shall have actually been received by the Borrower or Subsidiary, as the case may be, in the form of cash distributions) of the Borrower and its Subsidiaries before deducting Interest Expense and taxes and after restoring thereto depreciation of real and personal property and leasehold improvements and amortization and after deducting cash taxes paid, Sub S distributions required to make shareholder tax payments, and capital expenditures incurred, provided that capital expenditures shall not include real estate purchases funded by debt.

            "Consolidated Tangible Net Worth" shall mean, at any time, the stockholders' equity of the Borrower and its Subsidiaries determined in accordance with generally accepted accounting principles including the book amount of all minority interests in MKS International, Inc. but excluding the book amount of all minority interests in other Affiliates and any foreign exchange translation adjustment, with no upward adjustments due to a reevaluation of assets (other than any such upward adjustment as may be required under generally accepted accounting principles in connection with the acquisition by the Borrower or any Subsidiary of another company or entity) minus the following items (without duplication of deductions) appearing on the balance sheet of the Borrower and its Subsidiaries:

            (a) the book amount of all assets (including, without limitation, goodwill, patents, trademarks, copyrights, organizational expense and unamortized debt discount) that would be treated as intangibles under generally accepted accounting principles;

            (b) treasury stock; and

            (c) any write-up in the book amount of any asset or Investment subsequent to the Closing Date, resulting from a reevaluation or reappraisal thereof from the amount entered in accordance with generally accepted accounting principles by the Borrower or any Subsidiary on its books with respect to its acquisition of the asset or Investment.

            "Costs" shall have the meaning set forth in Section 10.4.

            "Debt-to-Net Worth Ratio" shall have the meaning set forth in
Section 7.7(b).

            "Default" shall mean any event that, with the lapse of time, the giving of notice, or both, would become an Event of Default hereunder.

            "Event of Default" shall have the meaning set forth in Section 8.1 hereof.

            "Existing Loan Agreements" shall mean the Loan Agreements between the Borrower and the Bank of Boston dated November 1, 1993 and October 31, 1995, respectively.

            "Financing Lease" shall mean any lease of the Borrower or a Subsidiary, as lessee, that is shown or is required to be shown in accordance with generally accepted accounting principles as a liability on the balance sheet of the lessee thereunder.

            "Financing Lease Obligation" shall mean for any period the monetary obligation of the lessee under a Financing Lease. The amount of a Financing Lease Obligation at any date is the amount at which the lessee's liability under the Financing Lease would be required to be shown on its balance sheet at such date.

            "Hazardous Substances" shall mean any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances, as defined by 42 U.S.C.
Section 601(14), any pollutant or contaminant, as defined by 42 U.S.C. Section 9601(33), or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any laws or regulations relating to the discharge of air pollutants, water pollutants, or processed wastewater.

            "Indebtedness" shall mean, for any Person, (a) all obligations of such Person that in accordance with generally accepted accounting principles would be reflected on the balance sheet of such Person as a liability, (b) all obligations of any other Person the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, (c) all obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured
by) any mortgage, or other encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations, and (d) Financing Lease Obligations of such Person.

            "Interest Expense" shall mean for any period the aggregate amount of interest recorded, in accordance with generally accepted accounting principles, on the financial statements for that period by the Borrower and its Subsidiaries in respect of Consolidated Indebtedness incurred for borrowed money.

            "Interest Period" shall mean the period designated by the Borrower as such in the Notice of Borrowing with respect to any LIBOR Loan pursuant to and subject to the limitations set forth in Section 2.5.

            "Interest Rate Determination Date" shall mean the third Business Day prior to the first day of the related Interest Period for a LIBOR Loan.

            "Interim Maturity Date" shall mean the last day of any Interest Period.

            "Investments" shall have the meaning set forth in Section 7.4.

            "IPO" shall mean the initial underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Borrower's Common Stock for the account of the Borrower.

            "LIBOR Loan" shall mean an Advance that is specified as such in the Notice of Borrowing with respect to such Advance and that bears interest at the adjusted LIBOR Rate.

            "LIBOR Rate" shall mean for any Interest Rate Determination Date, the rate obtained by dividing (i) the quotation offered by the Agent in the interbank Eurodollar market for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Loan for which the LIBOR Rate is being determined with a maturity comparable to the Interest Period for which such LIBOR Rate will apply as of approximately noon (Boston time) three Business Days prior to the commencement of such Interest Period by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Loans is determined) as applicable on such date to any member bank of the Federal Reserve System.

            "Licenses" shall have the meaning set forth in Section 4.8.

            "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether the interest is based on common law, statute or contract (including the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes). For the purposes of this Agreement, the Borrower or a Subsidiary shall be deemed to be the owner of any property that it has acquired or holds subject to a Financing Lease or a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed to be a Lien.

            "Loan Documents" shall mean each of this Agreement, the Notes and any other document or instrument executed by the Borrower in favor of the Lenders in connection with the transactions contemplated hereby.

            "Note" shall mean a Revolving Credit Note.

            "Notice of Borrowing" shall have the meaning set forth in Section 2.2.1.

            "Obligations" shall mean, without limitation, any and all liabilities, debts, and obligations of the Borrower to each of the Lenders, of each and every kind, nature and description, arising under this Agreement or any other Loan Document, whether now existing or hereafter incurred. "Obligations" also means, without limitation, any and all obligations of the Borrower to act or to refrain from acting in accordance with the terms, provisions and covenants of this Agreement or of any other Loan Document.

            "Permitted Liens" shall have the meaning set forth in Section 7.2.

            "Person" shall mean any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, partnership or government, or any agency or political subdivision of any government.

            "Required Lenders" shall mean, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 66-2/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the "Credit Exposure" of each Lender shall mean the aggregate principal amount of the Advances owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment.

            "Revolver Termination Date" shall mean June 30, 1999 or any subsequent anniversary thereof if the Total Revolving Credit Commitment shall have been renewed by the Lenders.

            "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Advances to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

            "Revolving Credit Facility" shall mean the loan arrangement described in Article II of this Agreement, subject to all other applicable terms of this Agreement.

            "Revolving Credit Note" shall have the meaning set forth in Section 2.3.

            "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Advances then outstanding and all interest accrued thereon.

            "Revolving Loan Account" shall mean the account on the books of the Agent in the name of the Borrower in which the following shall be recorded:
Advances made by the Lenders to and for the account of the Borrower pursuant to
Section 2 of this Agreement; all other charges, expenses and other items properly chargeable to the Borrower with respect to such Advances; all Costs with respect to such Advances; all payments made by the Borrower on account of Indebtedness evidenced by the Revolving Credit Notes; and other appropriate debits and credits.

            "Subsidiary" shall mean any Person of which the Borrower at the time owns, directly or indirectly, through another Subsidiary or otherwise, 50% or more of the equity interests.

            "Sub S Dividends" shall mean one or more distributions by the Borrower to its shareholders who were shareholders prior to the IPO in an aggregate amount equal to the Borrower's "accumulated adjustments account," as defined in Section 1368(a)(1) of the Internal Revenue Code of 1986, as of the date of the IPO.

            "Total Revolving Credit Commitment" shall mean a principal amount equal to $20,000,000.

      1.2. Accounting Terms. Accounting terms not specifically defined in this Agreement shall have the meanings given to them under generally accepted accounting principles.

      1.3. Other Definitional Provisions. The words "hereof," "herein" and "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement. Any Article, Section, Exhibit or Schedule references are to this Agreement unless otherwise specified.


                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

      2.1. Revolving Credit. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances from time to time to the Borrower during the period from the date hereof to the Revolver Termination Date on a pro rata basis as to the total Borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the aggregate principal amount of Revolving Credit outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits and subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on any Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolver Termination Date. All Advances shall be due and payable no later than the Revolver Termination Date. Each Advance shall, at the option of the Borrower, be a Base Rate Loan or a LIBOR Loan provided, however, that no LIBOR Loan having an Interest Period of 2, 3 or 6 months shall be made at any time in a principal amount of less than $1,250,000 and no LIBOR Loan having an Interest Period of 1 month shall be made at any time in a principal amount of less than $1,000,000.

      2.2. Advances.

            2.2.1. Whenever the Borrower desires to obtain a LIBOR Loan hereunder, it may request that the Agent provide quotes as of any specified Interest Rate Determination Date as to the LIBOR Rate for any or all Interest Periods, and the Agent shall promptly provide such quotes. The Borrower shall give the Agent prior telecopied or telephone notice (given not later than 11:00 a.m. (Boston time)) on the day of any Borrowing with respect to a Base Rate Loan and at least three Business Days prior to the day of any Borrowing with respect to a LIBOR Loan. Each such notice (each a "Notice of Borrowing") shall specify the principal amount of each Advance to be made, the date of the Borrowing (which shall be a Business Day), whether each Advance being made is to be initially maintained as a Base Rate Loan or a LIBOR Loan and, in the case of a LIBOR Loan, the initial Interest Period applicable thereto. If such notice is given by telephone, it shall be immediately confirmed in writing. Notice of receipt of a Notice of Borrowing, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by facsimile transmission with reasonable promptness on the day the Agent receives the Notice of Borrowing. No more than one Base Rate Loan shall be outstanding at any time, but the Borrower may increase the principal amount of any Base Rate Loan at any time by giving a Notice of Borrowing as set forth above.

            2.2.2. No later than 3:00 p.m. on the Advance Date, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Advance or Advances to be made on such day. Such wire transfer shall be directed to the Agent and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, promptly be made available to the Borrower on the date so specified by delivery of the proceeds thereof to the Revolving Loan Account or otherwise as shall be directed in the applicable Notice of Borrowing and reasonably acceptable to the Agent.

            2.2.3. Upon the Interim Maturity Date of any LIBOR Loan, unless the Borrower (i) shall have given the Agent a Notice of Borrowing in accordance with
Section 2.2.1 requesting that a new LIBOR Loan be made on such Interim Maturity Date or (ii) shall have repaid such LIBOR Loan on such Interim Maturity Date, the Borrower shall be deemed to have requested that the Lenders make a Base Rate Loan to the Borrower on such Interim Maturity Date in an aggregate principal amount equal to the aggregate principal amount of the LIBOR Loan maturing on such Interim Maturity Date.

      2.3. Revolving Loan Account. The Advances made by each Lender from time to time to the Borrower under this Agreement shall be evidenced by a Revolving Credit Note in the form of Exhibit C hereto (each, a "Revolving Credit Note") in the amount of such Lender's Revolving Credit Commitment. The Advances and the amounts of all payments on the Revolving Credit Notes shall be recorded by the Agent in the Revolving Loan Account of the Borrower. The debit balance of the Revolving Loan Account shall represent the amount of the Borrower's indebtedness to the Lenders from time to time by reason of Advances and other appropriate charges hereunder. All statements regarding the Revolving Loan Account shall be deemed to be accurate absent manifest error or unless objected to by the Borrower within 30 days after receipt. The Borrower agrees to review each such statement promptly after receipt and to bring any errors or discrepancies to the Agent's attention promptly.

      2.4. Interest.

            2.4.1. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Advance from the date the proceeds thereof are made available to the Borrower until maturity (whether by acceleration, voluntary prepayment or otherwise) as follows. Each Advance shall bear interest at the Base Rate in effect from time to time unless the Borrower elects and qualifies to pay interest on such Advance at the following rate (the "Adjusted LIBOR Rate"):

                  (i) During any period in which the Borrower maintains a Debt-to-Net Worth Ratio of less than 1 to 1:

                        (a) and a Cash Flow Ratio of less than 1.75 to 1, the
                  LIBOR Rate plus 1.125%;

                        (b) and a Cash Flow Ratio of 1.75 to 1 or greater up to
                  and including 2.5 to 1, the LIBOR Rate plus .875%; or

                        (c) and a Cash Flow Ratio in excess of 2.5 to 1, the
                  LIBOR Rate plus .625%;

                  (ii) During any period in which the Borrower maintains a Debt-to-Net Worth Ratio of 1 to 1 or more but less than or equal to 1.5 to 1:

                        (a) and a Cash Flow Ratio of less than 1.75 to 1, the
                  LIBOR Rate plus 1.25%;

                        (b) and a Cash Flow Ratio of 1.75 to 1 or greater up to
                  and including 2.5 to 1, the LIBOR Rate plus 1.00%; or

                        (c) and a Cash Flow Ratio in excess of 2.5 to 1, the
                  LIBOR Rate plus .75%.

            2.4.2. Overdue principal and (to the extent permitted by law) overdue interest in respect of each Base Rate Loan and each LIBOR Loan (to the extent not converted into a Base Rate Loan) shall bear interest, payable on demand, after as well as before judgment, at a rate per annum equal to the Base Rate in effect from time to time plus 3% per annum.

            2.4.3. Interest shall accrue from and including the date of any Advance and shall be payable by the Borrower on each Advance in arrears on the last day of each of the Borrower's fiscal quarters, on any prepayment (on the amount prepaid), on any maturity date (whether by acceleration or otherwise), and after such maturity, on demand. Interest shall be calculated on the basis of actual days elapsed and a 360-day year.

      2.5. Interest Periods. At the time it gives any Notice of Borrowing with respect to a LIBOR Loan, the Borrower shall elect the Interest Period applicable to the related Advance, which Interest Period shall, at the option of the Borrower, be a period of 1, 2, 3 or 6 months. Notwithstanding anything to the contrary contained herein:

                  (i) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on the day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) no Interest Period shall extend beyond the Revolver
            Termination Date.

      2.6. Unused Commitment Fee. For the period beginning on the Closing Date and ending on the Revolver Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused commitment fee equal to 0.25% per annum multiplied by the average daily amount by which (a) the Total Revolving Credit Commitment exceeds (b) the Revolving Credit Outstandings less all accrued and unpaid interest. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing March 29, 1996 to and on the Revolver Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee for so long as such Lender shall not have made available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

      2.7. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Advance nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Revolving Credit Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Revolving Credit Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Advance comprising the deficiency advance at the rate of interest payable by the Borrower and payment by such other Lender to Agent of customary late fees, then such payment shall be credited against the applicable Revolving Credit Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

      2.8. Termination of Existing Facilities. The outstanding Advances, if any, under the Loan Agreement between the Borrower and Bank of Boston dated November 1, 1993 (the "1993 Agreement") shall be replaced on the date hereof by one or more Advances under this Agreement and Borrower shall have no further right to obtain, and Lender shall have no obligation to make, Advances under the 1993 Agreement. The $3,000,000 demand unsecured revolving credit facility made available to the Borrower by Chemical Bank as set forth in a letter agreement dated August 23, 1995 shall terminate on the date hereof.

                                   ARTICLE III

                                ADDITIONAL TERMS

      3.1. Payments.

            3.1.1. The Borrower shall have the right to prepay the Notes, in whole at any time or in part from time to time, without premium or penalty, provided that, except as set forth in Section 3.3, no Advance, either in whole or in part, may be prepaid on the Advance Date of such Advance. The Borrower shall give notice (by telex or telecopier, or by telephone (confirmed in writing promptly thereafter)) to the Agent of each proposed prepayment hereunder prior to 11:00 a.m. (Boston time), (x) with respect to Base Rate Loans, upon the Business Day of the proposed prepayment and (y) with respect to LIBOR Loans, at least three Business Days prior to the Business Day of the proposed prepayment, which notice in each case shall specify the proposed prepayment date (which shall be a Business Day), the aggregate principal amount of the proposed prepayment and which Advances are to be prepaid. LIBOR Loans that are voluntarily prepaid before the last day of the applicable Interest Period shall be subject to the additional compensation requirements set forth in Section 3.3, and each prepayment of a LIBOR Loan shall be in an aggregate principal amount of not less than the total principal amount outstanding at such time under such LIBOR Loan. If at any time the outstanding principal amount of the Advances exceeds $20,000,000, the Borrower will immediately prepay the Advances by the amount of such excess.

            3.1.2. All payments of principal and interest due under the Notes (including Prepayments), and any other amounts owing to the Lenders under this Agreement shall be made by the Borrower not later than 2:30 p.m., Boston time, on the day due in lawful money of the United States of America to the Agent at its Boston, Massachusetts office in immediately available funds. The Borrower hereby authorizes the Agent to charge such payments as they become due, if not otherwise paid by the Borrower, to any account of the Borrower with the Agent as the Agent may elect.

            3.1.3. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest or other fees or charges provided for under this Agreement or any other Loan Document; provided, however, that with respect to LIBOR Loans, if the next succeeding Business Day falls in another calendar month, such payment shall be made on the next preceding Business Day.

            3.1.4. All payments made by the Borrower on the Notes shall be applied by the Agent (a) first, to the payment of Costs with respect to the Notes, (b) second, to the payment of accrued and unpaid interest on the Notes, until all such accrued interest has been paid, and (c) third, to the payment of the unpaid principal amount of the Notes. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Notes and the fees described in Section 2.6 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

      3.2. Capital Adequacy.

            3.2.1. If, after the date of this Agreement, a Lender shall have reasonably determined in good faith that the adoption or effectiveness after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of materially reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's then current policies with respect to capital adequacy), then from time to time, subject to Section 3.2.2, within 15 days after demand, the Borrower shall pay to the Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such reduction (after such Lender shall have allocated the same fairly and equitably among all of its customers or any class generally affected thereby).

            3.2.2. The Agent will notify the Borrower of any event occurring after the date of this Agreement that will entitle a Lender to any additional payment under this Section 3.2 as promptly as practicable. The Agent will furnish to the Borrower with such notice a certificate signed by an officer of the Lender requesting payment certifying that such Lender is entitled to payment under this Section 3.2 and setting forth the basis (in reasonable detail) and the amount of each request by such Lender for any additional payment pursuant to this Section 3.2. Such certificate shall be conclusive in the absence of manifest error. The Borrower shall not be obligated to compensate such Lender pursuant to this Section for amounts accruing prior to the date that is 180 days before such Agent notifies the Borrower of its obligations to compensate such Lender for such amounts.

      3.3. Special Provisions Governing LIBOR Loans. Notwithstanding any other provisions of this Agreement, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

            3.3.1. Increased Costs, Illegality, etc. (a) In the event that the Agent shall have determined (which determination shall, if made in good faith and absent manifest error, be final, conclusive and binding upon all parties):

                        (i) on any Interest Rate Determination Date, that by
            reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

                        (ii) at any time during any Interest Period, that the
            Lenders shall incur increased costs (including taxes) or reductions in the amounts received or receivable hereunder with respect to a LIBOR Loan by reason of (x) any change since the Interest Rate Determination Date for the Interest Period in question in any applicable law or governmental rule, regulation, guideline or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example but not limited to, a change in official reserve requirements, but excluding reserve requirements that have been included in calculating the LIBOR Rate for such Interest Period) and/or (y) other circumstances affecting any Lender, the interbank Eurodollar market or the position of any Lender in the relevant market; or

                        (iii) at any time, that the making or continuance of any
            LIBOR Loan has become unlawful by compliance by the Lenders in good faith with any law, governmental rule, regulation, guideline or order, or has become impracticable as a result of a contingency occurring after the date of this Agreement;

then and in any such event, the Agent shall promptly after making such determination give notice (by telephone confirmed in writing) to the Borrower of such determination. Thereafter (x) in the case of clause (i) above, any Notice of Borrowing given by the Borrower with respect to a LIBOR Loan that has not yet been incurred shall be deemed rescinded by the Borrower and LIBOR Loans shall no longer be available until such time as the Agent notifies the Borrower that the circumstances giving rise to such notice no longer exist or that, notwithstanding such circumstances, LIBOR Loans will again be made available hereunder, (y) in the case of clause (ii), the Borrower shall pay to the Agent, upon written demand therefor (but only with respect to any LIBOR Loan made pursuant to a Notice of Borrowing issued after the giving of the written notice that LIBOR Loans will again be made available hereunder referred to in clause (x) above), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Agent in its sole discretion shall determine) as shall be required to compensate the Lenders for such increased cost or reduction in amount received (a written notice as to additional amounts owed the Lenders, showing the basis for such calculation thereof, shall be given to the Borrower by the Agent and shall, absent manifest error, be final, conclusive and binding upon the parties hereto), and (z) in the case of clause (iii), the Borrower shall take one of the actions specified in Section 3.3.1(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any LIBOR Loan is affected by the circumstances described in Section 3.3.1(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 3.3.1(a)(iii) shall) either (x) if the affected LIBOR Loan is then being made, withdraw the related Notice of Borrowing by giving the Agent telephonic (confirmed in writing) notice thereof on the same date that the Borrower was notified by the Agent pursuant to Section 3.3.1(a), or (y) if the affected LIBOR Loans are then outstanding, upon at least three Business Days' written notice to the Agent, require the Agent to convert each LIBOR Loan so affected into a Base Rate Loan.

            3.3.2. Compensation. The Borrower shall compensate the Lenders, upon the Agent's written request (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by the Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans to the extent not recovered by the Lenders in connection with the re-employment of such funds) and any loss sustained by any Lender in connection with the re-employment of the funds (including, without limitation, a return on such re-employment that would result in such Lender's receiving less than it would have received had such LIBOR Loan remained outstanding until the last day of the Interest Period applicable to such LIBOR Loan) that such Lender, may sustain: (i) if for any reason (other than a default by or negligence of any Lender) a LIBOR Loan is not advanced on a date specified therefor in a Notice of Borrowing (unless timely withdrawn pursuant to Section 3.3.1(b)(x) above), (ii) if any payment or prepayment of any LIBOR Loans occurs for any reason whatsoever (including, without limitation, by reason of Section 3.3.1(b)) on a date that is prior to the last day of an Interest Period applicable thereto, (iii) if any prepayment of any of its LIBOR Loans is not made on the date specified in a notice of payment given by the Borrower pursuant to Section 3.1 or (iv) as a consequence of an election made by the Borrower pursuant to Section 3.3.1(b) (y).

      3.4. Taxes. All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Lender as a result of a present or former connection between such Lender and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Lenders hereunder or under any Note, the amounts so payable to the Lenders shall be increased to the extent necessary to yield to the Lenders (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental taxes, interest or penalties that may become payable to any Lenders as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

      In order to induce the Lenders to enter into this Agreement and to make the loans provided for herein, the Borrower makes the following representations and warranties to the Lenders, all of which shall survive the execution and delivery of this Agreement and the Notes.

      4.1. Organization, Existence and Power. The Borrower is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Borrower has the corporate power necessary to conduct the business in which it is engaged, to own the properties owned by it and to consummate the transactions contemplated by the Loan Documents. The Borrower is duly qualified or licensed to transact business in all places where the nature of the properties owned by it or the business conducted by it makes such qualification necessary and where the failure to be so qualified or licensed would have a material adverse effect upon the consolidated financial condition, assets or results of operations of the Borrower and its Subsidiaries taken as a whole.

      4.2. Authorization of Loan Documents; Binding Effect. The execution and delivery of this Agreement and the other Loan Documents and the performance of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate actions of the Borrower. Each of the Loan Documents constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

      4.3. Authority. The Borrower has all requisite corporate power and authority to execute, deliver and perform its obligations under the Loan Documents. Neither the authorization, execution, delivery, or performance by the Borrower of this Agreement or of any other Loan Document nor the performance of the transactions contemplated hereby or thereby violates or will violate any provision of the corporate charter or by-laws of the Borrower, or does or will, with the passage of time or the giving of notice or both, result in a breach of or a default under, or require any consent under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to, any material instrument, agreement or other document to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected.

      4.4. Capital Structure. The number of shares of stock of which the Borrower's authorized capital stock consists, the par value per share of such stock, the number of shares of such stock that have been issued and are outstanding and the number of shares that have been issued and are held by the Borrower as treasury shares are all disclosed on the Disclosure Schedule. Set forth in the Disclosure Schedule is a complete and accurate list of all Subsidiaries of the Borrower. The Disclosure Schedule indicates the jurisdiction of incorporation or organization of each of the Subsidiaries, the number of shares or units of each class of capital stock or other equity of the Subsidiaries authorized, and the number of such shares or units outstanding and the percentage of each class of such equity owned (directly or indirectly) by the Borrower. No shares of stock or units of equity interests of the Borrower or any of its Subsidiaries are covered by outstanding options, warrants, rights of conversion or purchase or similar rights granted or created by the Borrower except as set forth on the Disclosure Schedule. All the outstanding capital stock of the Borrower has been validly issued and is fully paid and nonassessable. All the stock or units of equity interests of the Borrower's Subsidiaries that are owned by the Borrower or any Subsidiary of the Borrower are owned free and clear of all mortgages, deeds of trust, pledges, liens, security interests and other charges or encumbrances.

      4.5. Financial Condition. The audited consolidated balance sheet of the Borrower and its Subsidiaries dated as of December 31, 1995 (the "Balance Sheet Date") and the audited statements of operations, cash flows and stockholders' equity of the Borrower and its Subsidiaries for and as of the end of the period ending on that date, including any related notes (the "Financial Statements"), all of which were heretofore furnished to the Lenders, are true, correct and complete in all material respects and fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date of each such statement and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Other than as reflected in such Financial Statements and except for liabilities incurred in the ordinary course of business since the date thereof, the Borrower has no Indebtedness that is or would be material to the financial condition of the Borrower, nor any material unrealized or unanticipated losses from any commitments. Since the Balance Sheet Date there has been no material adverse change in the consolidated financial condition (as set forth in the Financial Statements) or results of operations of the Borrower and its Subsidiaries taken as a whole.

      4.6. Pending Litigation. Except as set forth in the Disclosure Schedule, there are no suits or proceedings pending or, to the knowledge of the Borrower, threatened before any court or arbitration tribunal or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body against the Borrower that if adversely determined would have a material adverse effect on the consolidated financial condition, assets or results of operations of the Borrower and its Subsidiaries taken as a whole.

      4.7. Certain Agreements; Material Contracts. The Borrower is not a party to any agreement or instrument or subject to any court order or governmental decree adversely affecting in any material respect the business, properties, assets or financial condition of the Borrower and its Subsidiaries taken as a whole.

      4.8. Authorization, Etc. All authorizations, consents, approvals, accreditations, certifications and licenses required under the corporate charter or by-laws of the Borrower or under applicable law or regulation for the ownership or operation of the property owned or operated by the Borrower or the conduct of any business or activity conducted by the Borrower, including provision of services for which reimbursement is made by third party payors, other than authorizations, consents, approvals, accreditations, certifications or licenses the failure to obtain and/or maintain which would not have a material adverse effect on the consolidated financial condition, assets or results of operations of the Borrower and its Subsidiaries taken as a whole (collectively, "Licenses") have been duly issued and are in full force and effect. The Borrower has fulfilled and performed all of its material obligations with respect to such licenses (to the extent now required to be fulfilled or performed) and no event has occurred that would allow, with or without the passage of time or the giving of notice or both, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such License. All filings or registrations with any governmental or regulatory authority required for the conduct of the business or activity conducted by the Borrower have been made, other than any such filings or registrations as to which the failure to make same would not have a material adverse effect on the consolidated financial condition, assets or results of operations of the Borrower and its Subsidiaries, taken as a whole. Except as expressly contemplated hereby, no approval, consent or authorization of or filing or registration with any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any of the Loan Documents.

      4.9. No Violation. The execution, delivery and performance by the Borrower of the Loan Documents do not and will not violate any provision of law or regulation applicable to the Borrower, or any writ, order or decree of any court or governmental or regulatory authority or agency applicable to the Borrower. The Borrower is not in default, nor has any event occurred that with the passage of time or the giving of notice, or both, would constitute a default, in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument or other document to which the Borrower is a party, which default would have a material adverse effect on the consolidated assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole. The Borrower is not in violation of any applicable federal, state or local law, rule or regulation or any writ, order or decree, which violation would have a material adverse effect on the consolidated assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole. Except as otherwise set forth in the Disclosure Schedule under the caption "Litigation," the Borrower has not received notice of any violation of any federal, state or local environmental law, rule or regulation or assertion that the Borrower has any obligation to clean up or contribute to the cost of cleaning up any waste or pollutants.

      4.10. Payment of Taxes. The Borrower and its Subsidiaries have properly prepared and filed or caused to be properly prepared and filed all federal tax returns and all material state and local tax returns that are required to be filed and have paid all taxes shown thereon to be due and all other taxes, assessments and governmental charges or levies imposed upon the Borrower and its Subsidiaries, their income or profits or any properties belonging to the Borrower. No extensions of any statute of limitations are in effect with respect to any tax liability of the Borrower or any Subsidiary of the Borrower. No deficiency assessment or proposed adjustment of the federal income taxes of the Borrower or any Subsidiary of the Borrower is pending and the Borrower has no knowledge of any proposed liability of a substantial nature for any tax to be imposed upon any of its properties or assets.

      4.11. Transactions With Affiliates, Officers, Directors and 1% Shareholders. Except as set forth on the Disclosure Schedule, the Borrower has no Indebtedness to or material contractual arrangement or understanding with any Affiliate, officer or director of the Borrower, nor any shareholder holding of record at least 1% of the equity of the Borrower nor, to the best of the Borrower's knowledge (without independent inquiry), any of their respective relatives.

      4.12. ERISA. The Borrower has never established or maintained any funded employee pension benefit plan as defined under Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended and in effect on the date hereof ("ERISA"), other than the plans described on the Disclosure Schedule. No employee benefit plan established or maintained, or to which contributions have been made, by the Borrower or any Subsidiary of the Borrower that is subject to
Part 3 of Title I-B of ERISA, had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the fiscal year of such plan ended most recently prior to the date hereof, or would have had an accumulated funding deficiency (as so defined) on such day if such year were the first year of the plan to which Part 3 of Title I-B of ERISA applied. No material liability to the Pension Benefit Guaranty Corporation has been incurred or is expected by the Borrower to be incurred by it or any Subsidiary of the Borrower with respect to any such plan or otherwise. The execution, delivery and performance of this Agreement and the other Loan Documents will not involve on the part of the Borrower any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code. The Borrower has never maintained, contributed to or been obligated to contribute to any "multiemployer plan," as defined in Section 3(37) of ERISA. The Borrower has never incurred any "withdrawal liability" calculated under Section 4211 of ERISA, and there has been no event or circumstance that would cause it to incur any such liability.

      4.13. Ownership of Properties; Liens. The Borrower has good and marketable title to all its material properties and assets, real and personal, that are now carried on its books, including, without limitation, those reflected in the Financial Statements (except those disposed of in the ordinary course since the date thereof), and has valid leasehold interests in its properties and assets, real and personal, which it purports to lease, subject in either case to no mortgage, security interest, pledge, lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever other than Permitted Liens and those specified in the Disclosure Schedule. All of the Borrower's material leasehold interests and material obligations with respect to real property are described on the Disclosure Schedule.

      4.14. Employment Matters. Except as set forth on the Disclosure Schedule, there are no material grievances, disputes or controversies pending or, to the knowledge of the Borrower, threatened between the Borrower and its employees, nor is any strike, work stoppage or slowdown pending or threatened against the Borrower.

      4.15. Insurance. The Borrower maintains in force fire, casualty, comprehensive liability and other insurance covering its properties and business that is adequate and customary for the type and scope of its properties and business.

      4.16. Indebtedness. Except as reflected in the Financial Statements or set forth in the Disclosure Schedule, and other than Indebtedness incurred in the ordinary course of business since the Balance Sheet Date, the Borrower has no outstanding Indebtedness.

      4.17. Securities Law Compliance. The Borrower is not an "investment company" as defined in the Investment Company Act of 1940, as amended. All of the Borrower's outstanding stock was offered, issued and sold in compliance with all applicable state and federal securities laws.

      4.18. Accuracy of Information. None of the information furnished to the Lenders by or on behalf of the Borrower for purposes of this Agreement or any Loan Document or any transaction contemplated hereby or thereby contains, and none of such information hereinafter furnished will contain any material misstatement of fact, nor does or will any such information omit any material fact necessary to make such information not misleading at such time.


                                    ARTICLE V

                             CONDITIONS TO ADVANCES

      The Lenders shall not be obligated to make any Advances unless the following conditions have been satisfied:

      5.1. Each Advance. The obligations of the Lenders to make each Advance are subject to the following conditions precedent, each of which shall have been met or performed on or before the Advance Date or the Closing Date, as the case may be:

            (a) No Default. No Default or Event of Default shall have occurred and be continuing or will occur upon the making of the Advance.

            (b) Correctness of Representations. The representations and warranties made by the Borrower in this Agreement shall be true and correct with the same force and effect as though such representations and warranties had been made on and as of the Advance Date (i) except to the extent that the representations and warranties set forth in Article IV of this Agreement are untrue as a result of circumstances that have changed subsequent to the date hereof, which change has caused no non-compliance by the Borrower with the covenants, conditions and agreements in this Agreement and (ii) except that the references in Section 4.5 of this Agreement to the financial statements and the term "Balance Sheet Date" are deemed to refer to the most recent financial statements (inclusive of consolidated balance sheets and statements of operations, cash flows and stockholders' equity of the Borrower and its Subsidiaries) furnished to the Lenders pursuant to Section 6.1(a) and (b) of this Agreement and the date of such financial statements, respectively.

            (c) No Litigation; Certain Other Conditions. There shall be no suit or proceeding (other than suits or proceedings disclosed on the Disclosure Schedule on the date of this Agreement) pending or threatened before any court or arbitration tribunal or by or before any governmental or regulatory authority, commission, bureau or agency or public regulatory body that, if determined adversely to the Borrower or any Subsidiary of the Borrower, is reasonably likely to have a material adverse effect on the consolidated financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

            (d) No Material Adverse Change. There shall have been no material adverse change in the consolidated financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole since the Balance Sheet Date.

            (e) Loan Documents. All Loan Documents shall be in full force and effect.

      5.2. First Advance. The obligations of the Lenders to make the first Advance are subject to the following additional conditions precedent, each of which shall have been met or performed on or before the Closing Date:

            (a) Deliveries. The Agent shall have received, in form and substance satisfactory to the Agent and Lenders, the following:

                  (i) an opinion or opinions of independent counsel to the Borrower with respect to the Loan Documents and the transactions contemplated thereby;

                  (ii) certificates as to the Borrower's legal existence and good standing under the laws of The Commonwealth of Massachusetts, and certificates as to the Borrower's authority to do business as a foreign corporation in the States of Arizona, California, Colorado, Connecticut, Florida, Illinois, Maryland, Michigan, New Jersey, New Mexico, New York, Oregon, Pennsylvania and Texas, each dated as of a recent date;

                  (iii) a certificate of the Borrower's Clerk as to (i) its charter documents and by-laws, as amended, (ii) corporate votes authorizing the execution and delivery of the Loan Documents, and (iii) incumbency of the officers authorized to execute the Loan Documents on behalf of the Borrower;

                  (iv) a Revolving Credit Note to the order of each Lender, each duly executed by the Borrower and otherwise appropriately completed;

                  (v) a certificate duly executed by the Borrower's chief financial officer dated the Advance Date or Closing Date, as the case may be, to the effect that each of the conditions set forth in the foregoing Section 5.1 has been met as of such date.

            (b) All Proceedings Satisfactory. All corporate and other proceedings taken prior to or on the Closing Date in connection with the transactions contemplated by this Agreement, and all documents and exhibits related thereto, shall be reasonably satisfactory in form and substance to the Agent and the Lenders.

            (c) Additional Documents. The Borrower shall have delivered to the Agent all additional opinions, documents and certificates that the Agent or any Lender may reasonably require.


                                   ARTICLE VI

                      AFFIRMATIVE COVENANTS OF THE BORROWER

      The Borrower covenants and agrees that from the date of execution of this Agreement and until the payment in full of the principal of and interest upon the Notes and payment and performance of all other Obligations, unless the Required Lenders shall otherwise consent in writing:

      6.1. Reporting Requirements. The Borrower shall furnish to the Lenders:

            (a) As soon as available and in any event within forty-five days after the end of each of the first three quarters of each fiscal year of the Borrower and its Subsidiaries, (i) a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and
(ii) consolidated and consolidating statements of operations, cash flows and stockholders' equity of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to addition of notes and ordinary year-end audit adjustments), together with a certificate of the chief financial officer of the Borrower stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto;

            (b) As soon as available and in any event within ninety days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the audited consolidated statements of operations, cash flows and stockholders' equity of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by the unqualified opinion with respect thereto of the Borrower's independent public accountants and a certification by such accountants stating that they have reviewed this Agreement and whether, in making their audit, they have become aware of any Default or Event of Default and if so, describing its nature, along with the related unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the unaudited consolidating statements of operations, cash flows and stockholders' equity of the Borrower and its Subsidiaries for such fiscal year;

            (c) Not later than forty-five days following the end of each fiscal quarter a certificate signed by the chief financial officer of the Borrower substantially in the form of Exhibit D hereto (the "Compliance Certificate");

            (d) Not later than thirty days after the end of each fiscal year of the Borrower, the Borrower's representative forecast for the next fiscal year on a consolidated basis, including, at a minimum, projected statements of profit and loss and projected cash flow, prepared in accordance with generally accepted accounting principles consistently applied;

            (e) Promptly upon receipt thereof, one copy of each other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Subsidiary;

            (f) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court, arbitration tribunal or governmental regulatory authority, commission, bureau, agency or public regulatory body that, if determined adversely to the Borrower or any Subsidiary of the Borrower, would be reasonably likely to have a material adverse effect on the consolidated financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole;

            (g) As soon as possible, and in any event within five days after the Borrower shall know of the occurrence of any Default or Event of Default, the written statement of the chief financial officer of the Borrower setting forth details of such Default or Event of Default and action that the Borrower proposes to take with respect thereto;

            (h) As soon as possible, and in any event within five days after the occurrence thereof, written notice as to any other event of which the Borrower becomes aware that with the passage of time, the giving of notice or otherwise, is reasonably likely to result in a material adverse change in the consolidated financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole; and

            (i) Such other information respecting the business or properties or the condition or operations, financial or otherwise, of the Borrower as any Lender may from time to time reasonably request.

      6.2. Loan Proceeds. The Borrower shall use the proceeds of the Advances only for the purpose of general working capital, acquisitions not prohibited hereby and capital expenditures.

      6.3. Maintenance of Business and Properties; Insurance.

            (a) The Borrower will continue to engage in business of the same general nature as the business currently engaged in by the Borrower. The Borrower will at all times maintain, preserve and protect all material franchises and trade names and preserve all the Borrower's material tangible property used or useful in the conduct of its business and keep the same in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, betterments, and improvements thereto so that the business carried on in connection therewith may be conducted properly and advantageously at all times.

            (b) The Borrower will keep all of its insurable properties now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses and to the extent available at commercially reasonable rates; and will maintain public liability and workmen's compensation insurance insuring the Borrower to the extent customary with respect to companies conducting similar businesses and to the extent available at commercially reasonable rates, all by financially sound and reputable insurers. The Borrower shall furnish to the Agent from time to time at the Agent's request copies of all such insurance policies and certificates evidencing such insurance coverage. Notwithstanding the foregoing, the Borrower may self-insure workmen's compensation to the extent permitted by law and may also self-insure other risks to the extent reasonably deemed prudent by the Borrower.

      6.4. Payment of Taxes. The Borrower shall pay and discharge, or cause to be paid and discharged, all material taxes, assessments, and governmental charges or levies imposed upon the Borrower and its Subsidiaries or their income or profits, or upon any other properties belonging to the Borrower prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a lien or charge upon any material properties of the Borrower, except for such taxes, assessments, charges, levies or claims as are being contested by the Borrower in good faith by appropriate proceedings promptly initiated and diligently prosecuted, for which adequate book reserves have been established in accordance with generally accepted accounting principles, as to which no foreclosure, distraint, sale or other similar proceedings shall have been commenced, or, if commenced, have been effectively stayed.

      6.5. Compliance with Laws, etc. The Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, and obtain or maintain all Licenses required under applicable law or regulation for the operation of the Borrower's business, where noncompliance or failure to obtain or maintain would have a material adverse effect on the consolidated financial condition, assets, or results of operations of the Borrower and its Subsidiaries taken as a whole; provided, however, that such compliance or the obtaining of such Licenses may be delayed while the applicability or validity of any such law, rule, regulation or order or the necessity for obtaining any such License is being contested by the Borrower in good faith by appropriate proceedings promptly initiated and diligently prosecuted.

      6.6. Books, Records and Accounts. The Borrower shall keep true and correct books, records and accounts, in which entries will be made in accordance with generally accepted accounting principles consistently applied, and that shall comply with the requirements of the Foreign Corrupt Practices Act of 1977 to the extent applicable to the Borrower. Each Lender or its representatives shall upon reasonable notice to the Borrower be afforded, during normal business hours, access to and the right to examine and copy any such books, records and accounts and the right to inspect the Borrower's premises and business operations. All financial and other information with respect to the Borrower and/or any of its Subsidiaries now or hereafter obtained by any Lender under this Agreement or otherwise in connection with any of the transactions contemplated hereunder shall be held in confidence and shall not be released or made available to any other Person, except (i) to governmental agencies (and examiners employed by same) having oversight over the affairs of such Lender, (ii) pursuant to subpoena or similar process issued by a court or governmental agency of competent jurisdiction, or (iii) as otherwise directed by order of any court or governmental agency of competent jurisdiction.

      6.7. Further Assurances. The Borrower shall execute and deliver, at the Borrower's expense, all notices and other instruments and documents and take all actions, including, but not limited to, making all filings and recordings, that any Lender shall reasonably request in order to assure to the Lenders all rights given to the Lenders hereby or under any other Loan Document.

      6.8. Bank Accounts. The Borrower shall maintain its principal operating accounts with the Agent.


                                   ARTICLE VII

                       NEGATIVE COVENANTS OF THE BORROWER

      The Borrower covenants and agrees that from the date of execution of this Agreement and until the payment in full of the principal of and interest upon the Notes and payment and performance of all other Obligations, unless the Required Lenders shall otherwise consent in writing:

      7.1. Sale of Assets; Mergers, Etc.

            (a) Sale of Assets. The Borrower will not, except in the ordinary course of business, sell, transfer, or otherwise dispose of, to any Person any assets (including the securities of any Subsidiary).

            (b) Mergers, Etc. Neither the Borrower nor any Subsidiary will consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, or acquire all or substantially all of the assets of any Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to any Person, except that

                  (1) a Subsidiary may consolidate with or merge into the
            Borrower or another Subsidiary; and

                  (2) the Borrower or any of its Subsidiaries may acquire all or substantially all of the assets of any Person provided (i) such Person is engaged in a line of business substantially similar to one or more of Borrower's existing lines of business, (ii) the aggregate purchase price liability incurred in any calendar year, including all contingent liabilities, when aggregated with all such acquisitions and any Investments permitted under Section 7.4(2) in any calendar year shall not exceed 25% of Consolidated Tangible Net Worth as of the end of the most recent fiscal quarter or, if 80% or more of the purchase price is paid in capital stock of the Borrower, 40% of Consolidated Tangible Net Worth as of the end of the most recent fiscal quarter and (iii) based on a pro forma calculation of the ratios set forth in Section 7.7 as of the date such acquisition is closed, assuming consolidation of the acquired business with the Borrower for the four full fiscal quarters ended immediately preceding such closing and pro forma debt and debt service payments based on scheduled principal payments, including acquisition borrowings, if any, and pro forma interest on total debt at then prevailing borrowing rates, Borrower is in compliance with the financial covenants set forth in Section 7.7.

      7.2. Liens and Encumbrances.

            (a) Neither the Borrower nor any Subsidiary will (a) cause or permit or (b) agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its real or personal property, whether now owned or subsequently acquired, to be subject to any Lien other than Liens described below (which may herein be referred to as "Permitted Liens"):

                  (1) Liens securing the payment of taxes, assessments or
            governmental charges or levies or the demands of suppliers, mechanics, carriers, warehousers, landlords and other like Persons, which payments are not yet due and payable or (as to taxes) may be paid without interest or penalty; provided, that, if such payments are due and payable, such Liens shall be permitted hereunder only to the extent that (A) all claims that the Liens secure are being actively contested in good faith and by appropriate proceedings, (B) adequate book reserves have been established with respect thereto to the extent required by generally accepted accounting principles, and
            (C) such Liens do not in the aggregate materially interfere with the owning company's use of property necessary or material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                  (2) Liens incurred or deposits made in the ordinary course of business (A) in connection with worker's compensation, unemployment insurance, social security and other like laws, or (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

                  (3) Liens not otherwise described in Section 7.2(a)(1) or (2)
            that are incurred in the ordinary course of business and are incidental to the conduct of its business or ownership of its property, were not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property and do not in the aggregate materially detract from the value of, or materially interfere with the owning company's use of, property necessary or material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                  (4) Liens in favor of the Agent for the benefit of the
            Lenders;

                  (5) Liens permitted under Existing Loan Agreements;

                  (6) Judgment liens or attachments that shall not have been in existence for a period longer than 30 days after the creation thereof, or if a stay of execution shall have been obtained, for a period longer than 30 days after the expiration of such stay or if such an attachment is being actively contested in good faith and by appropriate proceedings, for a period longer than 30 days after the creation thereof;

                  (7) Liens existing as of the Closing Date and disclosed on the
            Disclosure Schedule hereto;

                  (8) Liens provided for in equipment or Financing Leases
            (including financing statements and undertakings to file financing statements) provided that they are limited to the equipment subject to such leases and the proceeds thereof;

                  (9) Leases or subleases with third parties or licenses and sublicenses granted to third parties not interfering in any material respect with the business of the Borrower or any Subsidiary of the Borrower;

                  (10) Any Lien on any asset of any corporation existing at the time such corporation is merged into or consolidated with the Borrower or a Subsidiary of the Borrower and not created in contemplation of such event;

                  (11) Any Lien existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower and not created in contemplation of such event;

                  (12) Liens in respect of any purchase money obligations for tangible property used in its business, which obligations shall not at any time exceed 5% of consolidated Tangible Net Worth, provided that any such encumbrances shall not extend to property and assets of the Borrower or any Subsidiary not financed by such a purchase money obligation;

                  (13) Easements, rights of way, restrictions and other similar charges or Liens relating to real property and not interfering in a material way with the ordinary conduct of its business; and

                  (14) Liens on its property or assets created in connection with the refinancing of Indebtedness secured by Permitted Liens on such property, provided that the amount of Indebtedness secured by any such Lien shall not be increased as a result of such refinancing and no such Lien shall extend to property and assets of the Borrower or any Subsidiary not encumbered prior to any such refinancing.

            (b) In case any property is subjected to a Lien in violation of
Section 7.2(a), the Borrower will make or cause to be made provision whereby the Notes will be secured equally and ratably with all other obligations secured by such property, and in any case the Notes shall have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable Lien equally and ratably securing the Notes. Such violation of Section 7.2(a) shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 7.2(b).

            (c) Neither the Borrower nor any Subsidiary will agree with any third party not to cause or permit any of its real or personal property, whether now owned or subsequently acquired, to be subject to Liens (with or without exceptions).

      7.3. Sales and Leasebacks. The Borrower and its Subsidiaries will not sell or transfer any of their property and become, directly or indirectly, liable as the lessee under a lease of such property (other than such transactions between the Subsidiaries and transfers of capital equipment that will be leased pursuant to Financing Leases).

      7.4. Investments. Neither the Borrower nor any Subsidiary will make or maintain any investments, made in cash or by delivery of property or assets, (a) in any Person, whether by acquisition of capital stock, Indebtedness, or other obligations or securities, or by loan or capital contribution, or otherwise, or
(b) in any property, whether real or personal, (items (a) and (b) being herein called "Investments"), except the following:

                  (1) Investments in direct obligations of, or guaranteed by, the United States government, its agencies or any public instrumentality thereof and backed by the full faith and credit of the United States government with maturities not to exceed (or an unconditional right to compel purchase within) one year from the date of acquisition;

                  (2) Investments in or to any Subsidiary or other Person,
            provided Borrower remains in compliance with Section 7.1(b);

                  (3) Investments and obligations issued by any state of the
            United States or any political subdivision of any such state or any public instrumentality thereof with maturities not to exceed (or an unconditional right to compel purchase within) 180 days of the date of acquisition that are rated in one of the top two rating classifications by at least one nationally recognized rating agency;

                  (4) Investments in demand and time deposits with, Eurodollar deposits with, certificates of deposit issued by, or obligations or securities fully backed by letters of credit issued by (x) any bank organized under the laws of the United States, any state thereof, the District of Columbia or Canada having combined capital and surplus aggregating at least $500,000,000, or (y) any other bank organized under the laws of a state that is a member of the European Economic Community (or any political subdivision thereof), Japan, the Cayman Islands, or British West Indies having as of any date of determination combined capital and surplus of not less than $500,000,000 or the equivalent thereof (determined in accordance with generally accepted accounting principles);

                  (5) Shares of money market mutual funds registered under the
            Investment Company Act of 1940, as amended;

                  (6) Foreign currency swaps and hedging arrangements entered into in the ordinary course of business to protect against currency losses, and interest rate swaps and caps entered into in the ordinary course of business to protect against interest rate exposure on Indebtedness bearing interest at a variable rate;

                  (7) Investments in publicly traded companies and mutual funds
            (other than money market mutual funds) that in the aggregate shall not exceed $5,000,000; and

                  (8) Other Investments existing on the Closing Date and listed on the Disclosure Schedule.

      7.5. Transactions with Affiliates. Neither the Borrower nor any Subsidiary will enter into any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate except upon fair and reasonable terms that are at least as favorable to the Borrower or the Subsidiary as would be obtained in a comparable arm's-length transaction with a non-Affiliate.

      7.6. ERISA Compliance. Neither the Borrower nor any of its Subsidiaries will at any time permit any employee pension benefit plan (as such term is defined in Section 3 of ERISA) maintained by the Borrower or any of its Subsidiaries or in which employees of the Borrower or any of its Subsidiaries is entitled to participate to:

            (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or described in Section 406 of ERISA;

            (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

            (c) terminate under circumstances that could result in the imposition of a Lien on the property of the Borrower or any Subsidiary of the Borrower pursuant to Section 4068 of ERISA.

      7.7. Financial Covenants. The Borrower covenants and agrees that:

            (a) Tangible Net Worth Test. The Consolidated Tangible Net Worth as of the end of each fiscal quarter of the Borrower shall:

                  (A) prior to an IPO, not be less than the sum of (i) $38,000,000, and (ii) 50% of Consolidated Net Income (excluding losses) for each consecutive fiscal quarter of the Borrower beginning with the quarter ending March 31, 1996, on a cumulative basis; and

                  (B) after an IPO, not be less than the sum of (i) the amount required by clause (A) above immediately prior to such IPO plus (ii) the net proceeds to the Borrower of the IPO less (iii) the Sub S Dividends.

            (b) Debt-to-Net Worth Ratio. The ratio ("Debt-to-Net Worth Ratio") of the Consolidated Indebtedness (excluding all guaranties except guaranties with respect to borrowed money) as of the end of each fiscal quarter of the Borrower beginning with the fiscal quarter ending December 31, 1995 to its Consolidated Tangible Net Worth as of the end of each fiscal quarter of the Borrower beginning with the fiscal quarter ending December 31, 1995 shall not exceed 1.5 to 1.

            (c) Cash Flow Ratio. The ratio (the "Cash Flow Ratio") as of the end of each fiscal quarter of the Borrower of (i) Consolidated Operating Cash Flow for the four consecutive fiscal quarters then ended to (ii) Consolidated Debt Service for the four consecutive fiscal quarters then ended shall not be less than 1.25 to 1.00.

      7.8. Contracts Prohibiting Compliance with Agreement. The Borrower will not enter into any contract or other agreement that would prohibit or in any way restrict the ability of the Borrower to comply with any provision of this Agreement.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      8.1. Default. If any one of the following events ("Events of Default") shall occur:

            (a) Any representation or warranty made by the Borrower herein or in any other Loan Document, or in any certificate or report furnished by the Borrower hereunder or thereunder, shall prove to have been incorrect in any material respect when made;

            (b) Payment of any principal or interest due under any Note shall not be made on or before the date due;

            (c) A final judgment or settlement for in excess of $2,000,000 shall be rendered against or agreed to by the Borrower or any of its Subsidiaries for the payment of money that, after deducting the amount of any insurance proceeds paid or payable to or on behalf of the Borrower or its Subsidiary in connection with such judgment or settlement, as the case may be, is in excess of $2,000,000, and such judgment shall remain undischarged for a period of thirty
(30) days, during which period execution shall not effectively be stayed, or such settlement shall remain unpaid for a period of thirty days after the agreed payment date unless such delay has been agreed to by the other party. If a dispute exists with respect to the liability of any insurance underwriter under any insurance policy of the Borrower or its Subsidiary, no deduction under this subsection shall be made for the insurance proceeds that are the subject of such dispute;

            (d) The Borrower or any Subsidiary shall (1) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of such Person or of all or a substantial part of the assets of such Person, (2) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or applicable state bankruptcy laws or (7) take any corporate action for the purpose of effecting any of the foregoing;

            (e) Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the Borrower or any Subsidiary: the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of such Person or of all or any substantial part of the assets of such Person, or other like relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; and, if the proceeding is being contested in good faith by such Person, the same shall continue undismissed, or unstayed and in effect for any period of 45 consecutive days, or an order for relief against such Person shall be entered in any case under the Bankruptcy Code or applicable state bankruptcy laws;

            (f) Any foreclosure or other proceedings shall be commenced to enforce, execute or realize upon any lien, encumbrance, attachment, trustee process, mortgage or security interest for payment of an amount in excess of $250,000 against the Borrower or any Subsidiary;

            (g) Default shall be made in the due observance or performance of any covenant or agreement under Article VII;

            (h) Default shall be made in the due observance or performance of any covenant or agreement contained herein (and not constituting an Event of Default under any other clause in this Article VIII) or in any other Loan Document or in any other agreement between any Lender and the Borrower evidencing or securing borrowed monies and such default shall continue and shall not have been remedied within thirty days after the date on which such default occurred;

            (i) There shall occur any default under any instrument or agreement evidencing any indebtedness for money borrowed in excess of $100,000 by the Borrower or any of its Subsidiaries;

            (j) The transfer by John R. Bertucci and/or his Affiliates of securities of the Borrower or the voting power related to such securities as a result of which the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Borrower shall no longer be held by John R. Bertucci and/or his Affiliates;

            (k) There shall occur any material adverse change in the financial condition of the Borrower;

            (l) There shall occur any Event of Default under either of the Existing Loan Agreements;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived, any or all of the following actions may be taken: (i) the Agent (A) with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Advances terminated, whereupon the obligation of each Lender to make further Advances hereunder shall terminate immediately, and (B) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (d) or (e) above, then the obligation of the Lenders to make Advances shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders; and (ii) the Agent and each of the Lenders shall have all of the rights and remedies available under each of the Loan Documents or under any applicable law.

      8.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

      8.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

      8.4. No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

      8.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to this
Article VIII, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

            (a) amounts due to the Lenders pursuant to Sections 2.6 and 10.4;

            (b) amounts due to the Agent pursuant to Section 9.10;

            (c) payments of interest on Notes to be applied for the ratable benefit of the Lenders;

            (d) payments of principal of Notes to be applied for the ratable benefit of the Lenders;

            (e) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

            (f) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.


                                   ARTICLE IX

                                    THE AGENT

      9.1. Appointment. Each Lender hereby irrevocably designates and appoints Bank of Boston as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes Bank of Boston as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

      9.2. Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with the Loan Documents except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer or representative thereof contained in any Loan Document, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of the Borrower to perform its obligations under any Loan Document, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or to inspect the properties, books or records of the Borrower or its Subsidiaries.

      9.3. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telefacsimile or telex message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment and Acceptance shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

      9.4. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

      9.5. No Representations. Each Lender expressly acknowledges that neither the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower or its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower or its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or its Subsidiaries which may come into the possession of the Agent or any of its Affiliates.

      9.6. Indemnification. Each of the Lenders agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting any obligations of the Borrower to do so), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses (excluding any losses suffered by the Agent as a result of Borrower's failure to pay any fee owing to the Agent), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Loan Document or any other Document contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations and the termination of this Agreement.

      9.7. The Agent in its Individual Capacity. With respect to its Advances made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder. The Agent may apply any amount obtained by it through exercise of a right of banker's lien, set-off, counterclaim or otherwise to satisfaction of any obligations owed it by the Borrower whether under this Agreement or any Existing Loan Agreement and shall have the right to determine the order in which amounts are applied to such obligations.

      9.8. Resignation. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrower, which consent shall not be unreasonably withheld, a successor Agent for the Lenders, which successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Agent; provided, further, that if the Required Lenders and, if applicable, the Borrower cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor Agent that satisfies the criteria set forth above in this Section 9.8 for a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other Document executed pursuant to this Agreement; provided, however, that in such event all provisions of the Loan Documents shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      9.9. Sharing of Payments, Etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article V) that results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment pursuant to Section 3.2 or 3.3), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 9.9, the term "pro rata" shall be determined with respect to the Revolving Credit Commitment after subtraction of amounts, if any, by which any such Lender has not funded its share of the outstanding Advances and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender that received the same, the purchase provided in this Section 9.9 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

      9.10. Fees. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by the Borrower and Agent in writing.


                                    ARTICLE X

                                  MISCELLANEOUS

      10.1. Assignments and Participations. (a) At any time after the Closing Date each Lender may, with the prior consent of the Borrower (so long as no Event of Default has occurred and is continuing) and the Agent, which consents shall not be unreasonably withheld, assign to one or more banks or financial institutions all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of any Note payable to its order); provided, that (i) each such assignment shall be of a constant and not a varying percentage of all of the assigning Lender's rights and obligations hereunder, (ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender shall execute an Assignment and Acceptance and the Borrower hereby agrees to execute a replacement Note to give effect to the assignment, (iii) the minimum aggregate amount of a Revolving Credit Commitment that shall be assigned is $5,000,000, (iv) such assignee shall have an office located in the United States, and (v) no consent of the Borrower or the Agent shall be required in connection with any assignment by a Lender to another Lender or to an Affiliate of any Lender. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and a holder of such Note and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to

Section 4.5 or Section 6.1, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender and a holder of a Note.

            (c) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

            (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to Borrower.

            (e) Nothing herein shall prohibit any Lender from pledging or assigning, without notice to or consent of the Borrower, any Note to any Federal Reserve Bank in accordance with applicable law.

            (f) Each Lender may sell participations at its expense to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement and (v) the sale of any such participations that require Borrower to file a registration statement with the Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

            (g) The Borrower may not assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

      10.2. Survival of Representations, Etc. All representations, warranties and covenants made herein or in any Loan Document shall survive the making of any

Advance hereunder and the delivery of the Notes and the consummation of all other transactions contemplated hereby or thereby.

      10.3. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence and during the unremedied continuation of an Event of Default, the Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Agent or any Lender to or for the credit or the account of the Borrower against and on account of the Obligations, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Agent or Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

      10.4. Indemnity; Costs, Expenses and Taxes. The Borrower hereby agrees to indemnify the Lenders and their legal representatives, successors, assigns and agents against, and agrees to protect, save and keep harmless each of them from and to pay upon demand, any and all liabilities, obligations, taxes (including any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of any Loan Documents), liens, charges, losses, damages, penalties, claims, actions, suits, costs, indemnities, expenses and disbursements (including, without limitation, reasonable legal fees, costs and expenses, including without limitation reasonable costs of attending and preparing for depositions and other court proceedings), of whatsoever kind and nature, imposed upon, incurred by or asserted against such indemnified party in any way relating to or arising out of the execution, delivery, enforcement, performance and administration of this Agreement or any other Loan Documents (all of the foregoing, collectively, "Costs") except to the extent arising by reason of any Lender's gross negligence, misconduct or breach hereof. Without limiting the foregoing, the Borrower agrees to pay on demand (a) all out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Agreement and any other Loan Documents, including without limitation the reasonable fees and out-of-pocket expenses of Foley, Hoag & Eliot, special counsel for the Agent, with respect thereto, as well as (b) the reasonable fees and all out-of-pocket expenses of legal counsel, independent public accountants and other outside experts retained by the Lenders in connection with any request by the Borrower for consents, waivers or other action or forbearance by the Lenders hereunder, for the modification or amendment hereof, or other like matters relating to the administration of this Agreement; and (c) all reasonable costs and expenses, if any, of the Lenders incurred after the occurrence of any Event of Default hereunder in connection with the enforcement of any of the Loan Documents or the protection of any of the Lenders' rights thereunder, including, without limitation, any internal costs, including personnel costs of the Lenders incurred in connection with such administration and enforcement or protection.

      10.5. Notices.

            (a) Unless telephonic notice is specifically permitted pursuant to the terms of this Agreement, any notice or other communication hereunder to any party hereto shall be by telegram, telecopier, telex, delivery in hand or by courier, or registered or certified mail (return receipt requested) and shall be deemed to have been given or made when telegraphed, telexed, telecopied (and confirmed received), delivered in hand or by courier, or three days after being deposited in the mails, postage prepaid, registered or certified, addressed to the party as follows (or at any other address that such party may hereafter specify to the other parties in writing):

            (a)  If to the Agent:

                 The First National Bank of Boston
                 100 Federal Street
                 Boston, Massachusetts  02110
                 Attn:  Ms. Sharon A. Stone, Director
                 Telecopier No. (617) 434-4426

                 with a copy to:

                 Arlene L. Bender, Esq.
                 Foley, Hoag & Eliot
                 One Post Office Square
                 Boston, Massachusetts  02109
                 Telecopier No. (617) 832-7000

            (b)  If to the Borrower:

                 MKS Instruments, Inc.
                 Six Shattuck Road
                 Andover, Massachusetts  01810
                 Attn:  Mr. Robert F. O'Brien, Treasurer
                 Telecopier No. (508) 975-3756
                  with a copy to:

                  Richard S. Chute, Esq.
                  Hill & Barlow
                  One International Place
                  Boston, Massachusetts 02110
                  Telecopier No. (617) 428-3500

             (c)  if to the Lenders:

                  At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

      10.6. MASSACHUSETTS LAW. THIS AGREEMENT AND EACH OF THE LOAN DOCUMENTS SHALL BE DEEMED A CONTRACT MADE UNDER THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF SAID STATE (WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS).

      10.7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

      10.8 JURISDICTION, SERVICE OF PROCESS.

            (a) ANY SUIT, ACTION OR PROCEEDING AGAINST THE BORROWER WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT OF ANY THEREOF SHALL BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS LOCATED IN SUFFOLK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MASSACHUSETTS, AS THE LENDERS (IN THEIR SOLE DISCRETION) MAY ELECT, AND THE BORROWER HEREBY ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING AND AGREES NOT TO ASSERT ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS.

            (b) IN ADDITION, THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION

IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF BROUGHT IN SUFFOLK COUNTY IN THE COMMONWEALTH OF MASSACHUSETTS, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN SUFFOLK COUNTY IN THE COMMONWEALTH OF MASSACHUSETTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      10.9. Limit on Interest. It is the intention of the Lenders and the Borrower to comply strictly with all applicable usury laws; and, accordingly, in no event and upon no contingency shall the Lenders ever be entitled to receive, collect, or apply as interest under any Note any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate that the Lenders may lawfully charge under applicable statutes and laws from time to time in effect; and, in the event that the Lenders ever receive, collect or apply as interest on the Notes, any such excess, such amount that, but for this provision, would be excessive interest shall be applied to the reduction of the principal amount of the indebtedness evidenced by the Notes; and, if the principal amount of indebtedness evidenced by the Notes, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to the Borrower, or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency exceeds the highest contract rate permitted by applicable law from time to time in effect, the Borrower and the Lenders shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision of any Note, or of any other agreement between the Lenders and the Borrower, that operates to bind, obligate, or compel the Borrower to pay interest in excess of such maximum lawful contract rate shall be construed to require the payment of the maximum rate only. The provisions of this Section 10.9 shall be given precedence over any other provisions contained in the Notes or in any other agreement between the Lenders and the Borrower that is in conflict with the provisions of this Section 10.9.

      10.10. Amendments. No amendment, modification or waiver of any provision of any Loan Document and no consent by the Lenders to any departure therefrom by the Borrower shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent, shall have been approved by the Required Lenders through their written consent, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

            (i) that changes, extends or waives any provision of Section 3.1.4,
      Section 9.9 or this Section 10.10, the amount of or the due date of any scheduled principal installment of or the rate of interest payable on or fees payable with respect to any Obligation, that changes the definition of Required Lenders, that permits an assignment by the Borrower of its Obligations under any Loan Document, that reduces the required consent of the Lenders provided hereunder, that increases, decreases (other than pursuant to the express terms hereof) or extends (other than pursuant to the express terms hereof) the Revolving Credit Commitment of any Lender or the Total Revolving Credit Commitment or that waives any condition to the making of any Advance, shall be effective unless in writing and signed by each of the Lenders; or

            (ii) that affects the rights, privileges, immunities or indemnities of the Agent shall be effective unless in writing and signed by the Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

      10.11. Headings. The headings of this Agreement are for convenience only and are not to affect the construction of or to be taken into account in interpreting the substance of this Agreement.

      10.12. WAIVER OF NOTICE, ETC. THE BORROWER WAIVES DEMAND, NOTICE, PROTEST, NOTICE OF ACCEPTANCE OF THIS AGREEMENT, NOTICE OF LOANS MADE, CREDIT EXTENDED, COLLATERAL RECEIVED OR DELIVERED OR OTHER ACTION TAKEN IN RELIANCE HEREON AND ALL OTHER DEMANDS AND NOTICE OF ANY DESCRIPTION, EXCEPT AS REQUIRED HEREBY. WITH RESPECT BOTH TO THE OBLIGATIONS AND COLLATERAL, THE BORROWER ASSENTS TO ANY EXTENSION OR POSTPONEMENT OF THE TIME OF PAYMENT OR ANY OTHER INDULGENCE, TO ANY SUBSTITUTION, EXCHANGE OR RELEASE OF COLLATERAL, TO THE ADDITION OR RELEASE OF ANY PARTY OR PERSONS PRIMARILY OR SECONDARILY LIABLE, TO THE ACCEPTANCE OF PRETRIAL PAYMENT THEREON AND THE SETTLEMENT, COMPROMISING OR ADJUSTING OF ANY THEREOF, ALL IN SUCH MANNER AND AT SUCH TIME OR TIMES AS THE LENDERS MAY DEEM ADVISABLE. THE BORROWER AGREES THAT NO ACTIONS TAKEN BY ANY PERSON EXCEPT THE LENDERS SHALL IMPAIR OR OTHERWISE AFFECT ITS OBLIGATIONS

HEREUNDER UNTIL ALL OBLIGATIONS OF THE BORROWER HEREUNDER ARE SATISFIED IN FULL.

      10.13. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      10.14. Entire Agreement. This Agreement and the other Loan Documents constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof and thereof.

      10.15. Compliance with Covenants. All computations determining compliance with Articles 6 and 7 shall utilize accounting principles in conformity with those used in the preparation of the financial statements referred to in Section
4.5. If any subsequent financial reports of the Borrower shall be prepared in accordance with accounting principles different from those used in the preparation of the financial statements referred to in Section 4.5, the Borrower shall inform the Agent of the changes in accounting principles and shall provide the Agent with such reports, such supplemental reconciling financial information as may be required to ascertain compliance by the Borrower with the covenants contained in this Agreement.

      10.16. Termination. This Agreement may be terminated by the Borrower at any time upon written notice of such termination to the Agent; provided, however, that, unless and until all loans made by the Lenders hereunder and all other Obligations hereunder of the Borrower to any Lender existing (whether or not due) as of the time of the receipt of such notice by the Agent shall have been paid in full, such termination shall in no way affect the rights and powers granted to the Lenders in connection with this Agreement, and until such payment in full all rights and powers hereby granted to the Lenders hereunder shall be and remain in full force and effect.

      10.17. WAIVER OF TRIAL BY JURY. THE BORROWER WAIVES ANY AND ALL RIGHTS THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM OR ACTION, OF ANY NATURE WHATSOEVER, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an agreement under seal as of the date first above written.


Witness:                      MKS INSTRUMENTS, INC.



/s/ Richard S. Chute          By: /s/ Robert F. O'Brien
--------------------------        -------------------------------
                              Title: Treasurer
                                     ----------------------------


                              THE FIRST NATIONAL BANK OF BOSTON


                              By: /s/ Sharon A. Stone
                                  -------------------------------
                              Title:
                                     ----------------------------
                              Address:  100 Federal Street
                                        Boston, MA  02110


                              CHEMICAL BANK


                              By: /s/ Joseph Sachs
                                  -------------------------------
                              Title: Vice President
                                     ----------------------------

                              Address:  c/o Chemical Connecticut
                                        Corporation
                                        3 Landmark Square, Suite 401
                                        Stamford, CT  06901

                                     EXHIBIT A

                                  Revolving           Applicable
                                  Credit              Commitment
         Lender                   Commitment          Percentage
         ------                   -----------         ----------
         The First National       $12,000,000                60%
          Bank of Boston

         Chemical Bank            $ 8,000,000                40%

                                  -----------         ----------

                                  $20,000,000               100%

                                    EXHIBIT B

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                        DATED __________________, ______

      Reference is made to the Loan Agreement dated as of February __, 1996 (the "Agreement") among MKS Instruments, Inc., a Massachusetts corporation (the "Borrower"), the Lenders (as defined in the Agreement), and The First National Bank of Boston as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

      ____________________ (the "Assignor") and _______________ (the "Assignee")
agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a _______%(1) interest in and to all of the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Advances owing to the Assignor on the Effective Date and evidenced by the Revolving Credit Note held by the Assignor.

      2. The Assignor (i) represents and warrants that, as of the date hereof, the aggregate principal amount of Advances owing to it (without giving effect to the assignments thereof which have not yet become effective) is $__________ under a Revolving Credit Note dated ____________, 19__ in the principal amount of $_____________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower of any of its obligations under any of the Loan Documents or any other instrument or document furnished pursuant thereto and (v) attaches hereto the Revolving Credit Note referred to in Paragraph 1 above and requests that the Agent exchange such Note for replacement Notes as follows: a Revolving Credit Note dated ________________, 19___ in the principal amount of $____________________, payable to the order of the Assignor, and a Revolving Credit

_______________________

      (1) Specify percentage in no more than 4 decimal points. The minimum Revolving Credit Commitment that shall be assigned is $5,000,000.

Note, dated ____________________________ 19__, in the principal amount of
$__________________ , payable to the order of the Assignee.

      3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section 4.5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) will perform all of the obligations that by the terms of the Agreement are required to be performed by the Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

      4. The effective date for this Assignment and Acceptance shall be ____________________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for approval and acceptance and recording by the Agent.

      5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement and the other Loan Documents.

      6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement and Note in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Note for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of _________.

                                       [NAME OF ASSIGNOR)

                                       By:________________________________
                                           Name:__________________________
                                           Title:_________________________

                                       Notice Address:__________________________
                                                      __________________________
                                       After the Effective Date
                                       Outstanding Advances:  $_________________


                                       [NAME OF ASSIGNEE)

                                       By:______________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                       Notice Address/Lending Office
                                                       _________________________
                                                       _________________________
                                                       _________________________

                                       Wire transfer Instructions:
                                                       _________________________
                                                       _________________________
                                                       _________________________
                                       After the Effective Date
                                       Outstanding Advances:  $_________________

                                       Accepted this _____ day of ________, 19__

                                       THE FIRST NATIONAL BANK OF BOSTON,
                                       as Agent


                                       By:______________________________________
                                           Name:________________________________
                                           Title:_______________________________

Consented to:

MKS INSTRUMENTS, INC.


By:________________________________
   Name:___________________________
   Title:__________________________

                                    EXHIBIT C

                              REVOLVING CREDIT NOTE

$______________                                            Boston, Massachusetts

                                                               February __, 1996


      FOR VALUE RECEIVED, MKS INSTRUMENTS, INC., a Massachusetts corporation having its principal place of business located in Andover, Massachusetts (the "Borrower"), hereby promises to pay to the order of ___________________________________________________ (the "Lender"), in its
individual capacity, at the office of THE FIRST NATIONAL BANK OF BOSTON, as agent for the Lender (the "Agent"), located at 100 Federal Street, Boston, Massachusetts (or at such other place or places as the Agent may designate in writing) at the times set forth in the Loan Agreement dated as of February __, 1996 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower pursuant to the Agreement, on the Revolver Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in the Agreement. All or any portion of the principal amount of Advances may be prepaid as provided in the Agreement.

      If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest, which shall be payable on demand, at the rate per annum set forth in Section 2.4.2 of the Agreement. Further, in the event of such acceleration, this Revolving Credit Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Revolving Credit Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest thereon at the rates set forth above.

      Interest hereunder shall be computed as provided in the Agreement.

      This Revolving Credit Note is one of the Revolving Credit Notes in the aggregate principal amount of $20,000,000 referred to in the Agreement and is issued pursuant to and entitled to the benefits of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Advances evidenced hereby were or are made and are to be repaid. This Revolving Credit Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

      No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Every maker, endorser and guarantor of this Revolving Credit Note or the obligations represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note, assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

      IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be made, executed and delivered by its duly authorized representative under seal as of the date and year first above written.


                                       MKS INSTRUMENTS, INC.

WITNESS:

___________________________            By:____________________________
___________________________               Name:_______________________
                                          Title:______________________

                                    EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE



The First National Bank of Boston, as Agent
100 Federal Street
Boston, Massachusetts  02110
Attn:  Ms. Sharon A. Stone, Director

Ladies and Gentlemen:

      Pursuant to the provisions of Section 6.1(c) of the Loan Agreement (the "Agreement") dated as of February __, 1996 by and between MKS Instruments, Inc. (the "Borrower"), the Lenders (as defined in the Agreement) and The First National Bank of Boston as Agent for the Lenders, the undersigned hereby certifies in the name and on behalf of the Borrower as follows:

(A)   (1)   The Borrower has performed and maintained all of its obligations under the Agreement;

      (2) The undersigned has caused the provisions of the Agreement to be reviewed and there is no Default or Event of Default thereunder, other than as set forth on the Disclosure Schedule attached hereto;

      (3) No new action, suit or proceeding has been commenced, or threatened before any court, arbitration tribunal or governmental regulatory authority, commission, bureau, agency or public regulatory body that, if determined adversely to the Borrower or any Subsidiary of the Borrower, would be reasonably likely to have a material adverse effect on the consolidated financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, except as set forth on the Disclosure Schedule attached hereto;

      (4) All of the representations and warranties set forth in the Agreement other than Sections 4.5 and 4.6 are true and correct except as a result of the changes in circumstances set forth on the Disclosure Schedule attached hereto;

      (5) Since the end of the last fiscal year of the Borrower, there has been no material adverse change in the financial condition, business or results of operations of the Borrower and its Subsidiaries taken as a whole, except as set forth on the Disclosure Schedule attached hereto;

      (6) The financial statements submitted herewith are in compliance with the applicable provisions of Section 6.1 of the Agreement; and

      (7) Said financial statements have been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the most recent annual financial statements furnished to the Lenders pursuant to Section 6.1 of the Agreement, present fairly in all material respects the information contained therein and the financial condition of the Borrower, and are correct in all material respects, subject in the case of statements furnished under Section 6.1(a) to normal year-end adjustments and the absence of certain footnotes required under generally accepted accounting principles.

(B) The following calculations demonstrate that, based upon the financial statements of the Borrower submitted herewith, the Borrower is in compliance with all covenants set forth in Section 7.7 of the Agreement.


1.    Section 7.7(a) -- Tangible Net Worth
      Test

              (a)  Consolidated Tangible Net Worth         =    $____________

              (b)  50% of Consolidated Net Income
                   (excluding losses) for each
                   fiscal quarter beginning with the
                   fiscal quarter ending March 31,
                   1996, up to and including the
                   fiscal quarter last ended               =    $____________

              (c)  prior to an IPO:
                   (b) + $38,000,000
                   (which does not exceed
                   Consolidated Tangible Net Worth)        =    $____________

              (d)  after an IPO:
                   (c) + the net proceeds of the IPO
                   - the Sub S Dividend
                   (which does not exceed
                   Consolidated Tangible Net Worth)        =    $____________

         2.   Section 7.7(b) -- Debt-to-Net Worth
                   Ratio

              (a)  Consolidated Indebtedness
                   (excluding all guaranties except
                   guaranties with respect to
                   borrowed money) as of the end of
                   the fiscal quarter last ended           =    $____________

              (b)  Consolidated Tangible Net Worth
                   as of the end of the fiscal
                   quarter last ended                      =    $____________

              (c)  Ratio of (a) to (b)
                   (which is not more than 1.5 to 1)       =     ____________

         3.   Section 7.7(c) -- Cash Flow Ratio

              (a)  Consolidated Operating Cash Flow
                   for the four consecutive fiscal
                   quarters last ended                     =    $____________

              (b)  Consolidated Debt Service for the
                   four consecutive fiscal quarters
                   last ended                              =    $____________

              (c)  Ratio of (a) to (b)
                   (which is not less than 1.25 to
                   1.0)                                    =    $____________

              Terms defined in the Agreement and not otherwise expressly defined herein are used herein with the meanings set forth in the Agreement.

              In witness whereof, the undersigned has executed this Certificate on this ____ day of ________, 19___.

                                       MKS INSTRUMENTS, INC.


                                       By:___________________________________

                                       Name:_________________________________

                                       Title:    Chief Financial Officer

                               DISCLOSURE SCHEDULE

(1)   4.4   Capital Structure.

      a.    Capital Stock.

                                            Issued and
                     Authorized Capital     Outstanding      Treasury
          Class             Stock           Capital Stock      Stock
          -----     --------------------    -------------    --------
          Class A   10,000, no par value          2,454           0
          common

          Class B   10,000, no par value          3,250           0
          common

      b.    Subsidiaries of Borrower.

            (i)   MKS International, Inc.; Jurisdiction of Incorporation:
                  Massachusetts; Authorized Capital Stock: 300,000, $.01 par value; Issued and Outstanding Capital Stock: 19,013; Percentage of Equity Owned by Borrower: 70%

            (ii) MKS East, Inc.; Jurisdiction of Incorporation: Massachusetts; Authorized Capital Stock: 300,000, $.01 par value; Issued and Outstanding Capital Stock: 1,000; Percentage of Equity Owned by Borrower: 77.5%

            (iii) MKS Japan, Inc.; Jurisdiction of Incorporation: Japan;
                  Authorized Capital Stock: 2,000, Y50,000 par value; Issued and Outstanding Capital Stock: 707; Percentage of Equity Owned by
                  Borrower: 77.5%

            (iv)  MKS Instruments Canada Limited; Jurisdiction of Incorporation:
                  Canada; Authorized Capital Stock: unlimited number; Issued and Outstanding Capital Stock: 1,100; Percentage of Equity Owned by Borrower: 77.5%

            (v)   MKS Instruments Deutschland GmbH; Jurisdiction of
                  Incorporation: Germany; Authorized Capital Stock: 1,200,000 DM; Issued and Outstanding Capital Stock: 1,200,000 DM; Percentage of Equity Owned by Borrower: 77.5%

            (vi)  MKS Instruments France, S.A.; Jurisdiction of Incorporation:
                  France; Authorized Capital Stock: 5,000; Issued and Outstanding Capital Stock: 5,000; Percentage of Equity Owned by Borrower: 77%

            (vii) MKS Korea Co., Ltd.; Jurisdiction of Incorporation: Republic
                  of Korea; Authorized Capital Stock: 20,000; Issued and Outstanding Capital Stock: 5,000; Percentage of Equity Owned by Borrower: 77.5%

            (viii) MKS Instruments, UK Limited; Jurisdiction of Incorporation:
                  United Kingdom; Authorized Capital Stock: 100; Issued and Outstanding Capital Stock: 100; Percentage of Equity Owned by
                  Borrower: 75.0%

            (ix) MKS FSC, Inc.; Jurisdiction of Incorporation: Barbados; Authorized Capital Stock: 1,000; Issued and Outstanding Capital Stock: 1,000; Percentage of Equity Owned by Borrower:
                  77.5%

      c.    Outstanding Options, Etc.

            On November 30, 1995, the Borrower adopted the MKS Instruments, Inc. 1995 Stock Incentive Plan (the "Plan") pursuant to which options to purchase 192.1863 shares of Class B Common Stock of the Borrower have been granted. The option grants will not be effective until the Plan is adopted by the stockholders of the Borrower which has not yet occurred. The MKS Instruments, Inc. Stock Appreciation Plan, as amended, was terminated in its entirety, effective September 30, 1995.

(2)   4.6   Pending Litigation.

            None.

(3)   4.11  Transactions with Affiliates, Etc.

            John R. Bertucci and Paul Utz, as lessors, lease on a month-to-month basis to the Borrower, as lessee, certain real estate in Santa Clara, California used by the Borrower as a sales and service facility. The current rent is approximately $57,696 per year.

(3)   4.12  ERISA.

            MKS Instruments, Inc. Profit-Sharing and Retirement Savings Plan

(4)   4.13  Ownership of Properties; Liens.

      (a)   Liens -- Borrower.

            (i) Mortgage liens and security interests granted to Bank of Boston on real property, fixtures, and certain other assets of the Borrower.

            (ii) Security interests granted to BancBoston Leasing, Inc. in equipment leased by the Borrower.

            (iii) Security interests granted to certain lessors of equipment to the Borrower, including Taylor of New England, Inc., Leasametric, Inc., Xerox Corporation, Pitney Bowes Credit Corporation, and IBM Credit Corporation.

            (iv) Liens granted to Leasing Associates, Inc. in certain automobiles leased by the Borrower.

            (v) Mortgage liens and security interests granted to Jefferson National Life Insurance Company in connection with land owned by Borrower in Boulder, Colorado.

            (vi) Liens granted by UTI Instruments Company in its copying machines and telephone system (UTI Instruments Company was merged with and into the Borrower on November 17, 1995)

      (b)   Liens -- Subsidiaries.

            Liens granted by MKS Instruments France, S.A., MKS Investments Deutschland GmbH, and MKS Japan, Inc. on their respective land and buildings.

      (c)   Borrower's Material Leasehold Interests, Etc. See attachment.

(5)   4.14  Employment Matters.

            None.

(6)   4.16  Indebtedness.

      (a)   Indebtedness under the Existing Loan Agreements

      (b) Loan Agreement with Chemical providing the Borrower with a revolving line of credit up to $3,000,000

      (c) International Foreign Exchange Master Agreement dated as of June __, 1995 by and between the Borrower and Chemical

      (d)   Guaranties as follows:

                  (i) Guaranty by the Borrower of Indebtedness of MKS Japan, Inc. to Fuji Bank and to Sanwa Bank.

                  (ii) Guaranty by the Borrower of Indebtedness of MKS Instruments Deutschland GmbH to Bank of Boston.

                  (iii) Guaranty by the Borrower of Indebtedness of MKS Korea
                        Co., Ltd. to Bank of Boston.

(7)   7.4  Investments.

            (a)   45,000 shares of common stock of Sycon Instruments, Inc.

            (b)   6,000 shares of common stock of Vacuum Technology, Inc.

            (c)   5,512 shares of Fuji Bank

            (d) 35,000 shares of common stock of Applied Science and Technology, Inc.

                              MKS Instruments Inc.
                                Property Summary


                                                                                                Lease        Annual
            Location                Lease/Own      Size (sq. ft.)       Landlord                Expires      Rent

DOMESTIC LEASED

100 Washington Street                 Lease             500        Candid Associates            Month-to-    $13,800
North Haven, CT                                                                                   Month

500 North Red Street St. 300          Lease             250        Centers of West Shore        Month-to-     $6,678
Tampa, FL                                                                                         Month

St. 409, 11350 McCormick Rd.          Lease             845        Hill Management               7/31/97     $18,455
Hunt Valley, MD

St. 100C, 100 Roessler Road           Lease             250        Executive Secretarial         9/30/98      $7,740
Pittsburgh, PA                                                     Service Inc.

St. 111, 113, 789 Grove St.           Lease            14,627      General America Life Ins.     8/31/98     $65,822
Richardson, TX                                                     Group

St. 101, 6700 SW 105th                Lease             415        Go Co Realty                  1/12/96      $6,078
Beaverton, OR

5601B Midway Park Place               Lease            3,400       Singer Development            5/31/96     $25,542
Albuquerque, NM                                                    Partnership

St. 311, 6650 Highland Road           Lease             300        Superior Contracting         Month-to-     $7,200
Waterford, MI                                                      Corp.                          Month

St. 215, 3019 Alvin Devane Blvd.      Lease            4,144       H.R.C. Joint Venture L.P.     6/30/98     $35,814
Austin, TX                                                         & Austin Bell
                                                                   Tower Investment Co.

Bldg. 3, 3350 Scott Blvd.             Lease            4,000       Utz/Bertucci                  4/30/98     $57,696
Santa Clara, CA

24 Walpole Park South Dr.             Lease            20,084      Walpole Park South II         3/31/97    $100,420
Walpole, MA                                                        Trust

Unit A, 13341 Southwest Hwy.          Lease             300        Southwest Investment          8/31/97      $6,420
Orland Park, IL

Mill Building 7,250 Canal St.         Lease            4,000       Andrea Management             4/30/98      $8,000
Lawrence, MA

5330 Sterling Drive                   Lease            39,032      Aspen Industrial Park         10/31/98   $341,530
Boulder, CO                                                        Partnership

3844 E. University Drive              Lease            15,457      The Hewson Company            7/31/00    $115,000
Phoenix, AZ

119 Main Street                       Lease             272        Large Sammell &              Month-to-     $4,200
Flemington, NJ                                                     Danziger                       Month

1815 W. First Ave. Suite 119          Lease            1,523       Tri-City Commerce             06/30/96     $7,070
Mesa, AZ                                                           Center

550 N. Reo Street                     Lease             300        JFG Associates               Month-to-     $6,678
Tampa, FL                                                                                         Month

7978 Victor-Pittsford Road            Lease             300        Eastview Office Park          10/31/96     $6,000
Victor, NY                                                         WBW Assoc.

                                                                                                   Lease         Annual
            Location                     Lease/Own    Size (sq. ft.)            Landlord           Expires       Rent
10220 SW Nimbus                            Lease          2,168       Petula Assoc. Ltd. & Koll     12/31/98           $26,928
Portland, OR                                                          Portland Assoc.

DOMESTIC LEASED

2030 Fortune Drive Suite C                 Lease          35,873      South Bay/Copley Assoc.       2/14/98           $277,656
San Jose, CA                                                          III

3722 Lehigh Street Suite 410               Lease          1,055       Jason C. and Marcus K.        12/31/96            $8,440
Whitehall, PA                                                         Danweber

DOMESTIC OWED

3189 E. Airway Ave.                         Own           3,500
Costa Mesa, CA

3350 Scott Blvd. Bldg. 4                    Own           5,000
Santa Clara, CA

Six Shattuck Road                           Own           82,000
Andover, MA

651 Lowell Street                           Own           85,000
Methuen, MA

17 Ballard Way                              Own           40,000
Lawrence, MA

FOREIGN LEASED

4c Jingnuin Bldg.                          LEASE         156.9 SM     Silicon Int'l Ltd.            04/10/96           $66,000
Shanghai, China

174 Cleopatra Drive                        Lease           100                                     Month-to-           C$1,540
Nepean, Ontario, Canada K2G5X2                                                                       Month

2nd flr. Zeus Bldg. 3-16 Yangjag Dong      Lease        123.57 SM                                   10/31/96        W7,200,000
Seocho-Ku, Seoul Korea

988-1 Bangbac - Dong                       Lease          112 SM                                    12/11/96        W1,608,000
Seocho-Ku, Seoul Korea
                                                                                                               (pound
2 St. Georges Ct.                          Lease           2191                                                sterling)17,500
Altincham, Cheshire, England

Rudower Chaussee 5                         Lease          43 SM                                      09/99             DM8,000
D-12484 Berlin, Germany

Kalfjeslaan 40                             Lease          135 SM                                     12/97            DM30,000
NL-2623 AJ Delft, Germany

5-17-13 Narita-higeshi                     Lease          10,481                                               (Yen)50,160,480
Suginami-ku, Tokyo, Japan

4-1-45, Miyahara                           Lease          1,722                                                 (Yen)7,158,600
Yodogawa-ku, Osaka-shi, Osaka, Japan

1-14-3 Hakataeki East, Hakata-ku           Lease          1,250                                                 (Yen)5,136,000
Fukuoka-shi, Fukuoka, Japan

1-34-6 Izumicyo, Izumi-ku                  Lease           610                                                  (Yen)2,162,160
Sendel-shi, Miyagi, Japan

1-1-14 Fujishirodal                        Lease           992                                                  (Yen)2,172,000
Suita-shi, Osaka, Japan

                                                                             Lease      Annual
                 Location         Lease/Own    Size (sq. ft.)    Landlord    Expires    Rent
1-4-6 Honcho Aoba-ku                Lease           484                               (Yen)1,029,600
Sendai-shi, Miyagi

FOREIGN OWNED

108-30 Concourse Gate                Own           1,700                                     C$6,060
Nepean, Ontario, Canada K2E7U7                                                            Condo fees

43 Rue Du Cdt Rolland                Own           13,680
93350 - Le Bourget

Schatzbogen 43                       Own          1,310 SM
D-81829 Munchen, Germany

1-20-32, Miyamae                     Own           6,671
Suginami-ku, Tokyo

                              MKS INSTRUMENTS, INC.

                           WAIVER AND FIRST AMENDMENT

                                TO LOAN AGREEMENT


         This Waiver and First Amendment (the "Waiver and Amendment") dated as of October 18, 1996 concerns the Loan Agreement dated as of February 23, 1996 (the "Loan Agreement"), among MKS Instruments, Inc. (the "Borrower"), The First National Bank of Boston and The Chase Manhattan Bank (f/k/a Chemical Bank) (together, the "Lenders"). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

         WHEREAS, the Borrower has requested that the Lenders waive certain Events of Default; and

         WHEREAS, the Lenders are willing, on the terms, subject to the conditions and to the extent set forth below, to grant such a waiver;

         NOW, THEREFORE, the Lenders and the Borrower agree as follows:

         Section 1. Waiver. The Lenders hereby waive the Events of Default under
Section 8.1(g), (k) and (l) of the Loan Agreement resulting from Borrower's failure to meet the financial covenants set forth In Section 7.7(b) and (c) of the Loan Agreement as of the end of the fiscal quarter ended June 30, 1996.

         Section 2. Amendment to the Loan Agreement.

                  (a) Section 2.4.1. of the Loan Agreement is hereby amended by deleting the existing language and substituting the following:

                  2.4.1. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Advance from the date the proceeds thereof are made available to the Borrower until maturity (whether by acceleration, voluntary prepayment or otherwise) as follows. Each Advance shall bear interest at the Base Rate in effect from time to time unless the Borrower elects and qualifies to pay interest on such Advance at the following rate (the "Adjusted LIBOR Rate"):

                           (i) During any period in which the Borrower maintains
                  a Debt-to-Net Worth Ratio of less than 1 to 1:

                                    (a) and a Cash Flow Ratio of less than 1.40
                           to 1, the LIBOR Rate plus 1.65%;

                                    (b) and a Cash Flow Ratio of 1.40 to 1 or
                           greater but less than 1.75 to 1, the LIBOR Rate plus 1.125%;

                                    (c) and a cash Flow Ratio of 1.75 to 1 or
                           greater up to and including 2.5 to 1, the LIBOR Rate plus .875%; or

                                    (d) and a Cash Flow Ratio in excess of 2.5
                           to 1, the LIBOR Rate plus .625%;

                           (ii) During any period in which the Borrower
                  maintains a Debt-to-Net Worth Ratio of 1 to 1 or more but less than or equal to 1.5 to 1:

                                    (a) and a Cash Plow Ratio of less than 1.40
                           to 1, the LIBOR Rate plus 1.65%;

                                    (b) and a Cash Flow Ratio of 1.40 to 1 or
                           greater but less than 1.75 to 1, the LIBOR Rate plus 1.25%;

                                    (c) and a Cash Flow Ratio of 1.75 to 1 or
                           greater up to and including 2.5 to 1, the LIBOR Rate plus 1.00%; or

                                    (d) and a Cash Flow Ratio in excess of 2.5
                           to 1, the LIBOR Rate plus .75%.

         Section 3. Representations and Warranties. The Borrower hereby represents and warrants as follows:

                  (a) The execution and delivery of this Waiver and Amendment and the performance or this Waiver and Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents, and the transactions contemplated hereby and thereby, have been authorized by all necessary corporate actions of the Borrower. This Waiver and Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  (b) The Borrower has all requisite corporate power and authority to execute, deliver and perform its obligations under this Waiver and Amendment, the Loan Agreement as amended hereby and each or the other Loan Documents. Neither the authorization, execution, delivery or performance by the Borrower of this Waiver and Amendment nor the performance of the Loan Agreement as amended hereby or any other Loan Document nor the performance of the transactions contemplated hereby or thereby violates or will violate any provision of the corporate charter or by-laws of the Borrower, or does or will, with the passage of time or the giving of notice or both, result in a breach of or a default under, or require any consent under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to, any material instrument, agreement or other document to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected.

                  (c) The execution and delivery by the Borrower of this Waiver and Amendment and the performance by the Borrower of the Loan Agreement as amended hereby and the Loan Documents do not and will not violate any provision of law or regulation applicable to the Borrower, or any writ, order or decree of any court or governmental or regulatory authority or agency applicable to the Borrower.

         Section 4. Loan Documents. This Waiver and Amendment shall be a Loan Document for all purposes.

         Section 5. Conditions to Effectiveness. The effectiveness of this Waiver and Amendment is conditioned on the following:

                  (a) The Borrower and the Lenders shall each have executed and delivered a counterpart of this Waiver and Amendment;

                  (b) The representations and warranties contained in Article IV of the Loan Agreement shall be true and correct in all material respects as of the date hereof as though made on and as of the date hereof; and

                  (c) No Default or Event of Default under the Loan Agreement shall have occurred and be continuing other than the Events of Default described in Section 1 hereof.

         Section 6. Miscellaneous.

                  (a) On and after the date hereof, each reference in the Loan Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Loan Agreement as amended hereby.

                  (b) Except as amended and modified hereby, the Loan Agreement is in all respects ratified and confirmed as of the date hereof, and the terms, covenants and agreements therein shall remain in full force and effect.

                  (c) This Waiver and Amendment and the modifications to the Loan Agreement set forth herein shall be deemed to be a document executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

                  (d) This Waiver and Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties have caused this Waiver and Amendment to be duly executed as of the date and the year first above written.

                                            MKS INSTRUMENTS, INC.



                                            By: /s/ Robert F. O'Brien
                                                -----------------------------
                                            Title: Treasurer
                                                   --------------------------


                                            THE FIRST NATIONAL BANK OF BOSTON


                                            By: /s/ Sharon A. Stone
                                                -----------------------------
                                            Title: Director
                                                   --------------------------


                                            THE CHASE MANHATTAN BANK

                                            By: [illegible]
                                               ------------------------------
                                            Title: Vice President
                                                   --------------------------

                                     WAIVER

         This Waiver (the "Waiver") dated as of October 18, 1996 concerns the Loan Agreement dated as of November 1, 1993, as amended (the "1993 Loan Agreement"), between MKS Instruments, Inc. (the "Borrower") and The First National Bank of Boston (the "Lender') and the Loan Agreement dated as of October 31, 1995, as amended (the "1995 Loan Agreement") between the Borrower and the Lender. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the 1993 and 1995 Loan Agreements.

         The Lender hereby waives the Events of Default under Section 9.1(g),
(k) and (l) of the 1993 Loan Agreement and under Section 8.1(g), (k) and (l) of the 1995 Loan Agreement resulting from (1) Borrower's failure to meet the financial covenants set forth in Section 8.7(b) and (c) of the 1993 Loan Agreement and Section 7.7(b) and (c) of the 1995 Loan Agreement as of the end of the fiscal quarter ended June 30, 1996 and (2) the Event of Default that has occurred under Section 8.1(g), (k) and (l) of the Loan Agreement dated as of February 23, 1996 among the Borrower, the Lender and The Chase Manhattan Bank (f/k/a Chemical Bank) as a result of Borrower's failure to met the financial covenants set forth in Section 7.7(b) and (c) of such Loan Agreement as of the end of the fiscal quarter ended June 30, 1996.

         Except for the above waiver, the 1993 and 1995 Loan Agreements are in all respects ratified and confirmed as of the date hereof, and the terms, covenants and agreements therein shall remain in full force and effect.

         IN WITNESS WHEREOF, the Lender has caused this Waiver to be duly executed as of the date and the year first above written.

                                          THE FIRST NATIONAL BANK OF BOSTON



                                          By: /s/ Sharon A. Stone
                                              ----------------------------------
                                          Title: Director
                                                 -------------------------------

                              MKS INSTRUMENTS, INC.

                           WAIVER AND SECOND AMENDMENT

                                TO LOAN AGREEMENT

         This Waiver and Second Amendment (the "Waiver and Amendment") dated as of February 4, 1997 concerns the Loan Agreement dated as of February 23, 1996 (the "Loan Agreement"), among MKS Instruments, Inc. (the "Borrower"), The First National Bank of Boston and The Chase Manhattan Bank (f/k/a Chemical Bank) (together, the "Lenders"). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

         WHEREAS, the Borrower has requested that the Lenders waive certain Events of Default; and

         WHEREAS, the Lenders are willing, on the terms, subject to the conditions and to the extent set forth below, to grant such a waiver;

         NOW, THEREFORE, the Lenders and the Borrower agree as follows:

         Section 1. Waiver. The Lenders hereby waive the Events of Default under
Section 8.1(g), (k) and (l) of the Loan Agreement resulting from Borrower's failure to meet the financial covenant set forth in Section 7.7(c) of the Loan Agreement as of the end of the fiscal quarters ended September 30 and December 31, 1996.

         Section 2. Amendment to the Loan Agreement.

         (a) Section 2.4.1. of the Loan Agreement is hereby amended by adding the following at the end thereof:

                  Notwithstanding the preceding clauses (i) and (ii), from June 30,1996 through June 30, 1997, the Adjusted LIBOR Rate shall be the LIBOR Rate plus 1.65%.

         (b) Section 7.7(c) of the Loan Agreement is hereby amended by deleting the existing language and substituting the following:

         (c) Cash Flow Ratio. The ratio ("Cash Flow Ratio") of Consolidated Operating Cash Flow to Consolidated Debt Service:

                                    (1) for the Borrower's fiscal quarter ending
                           March 31, 1997, shall not be less than 1.25 to 1.00;

                                    (2) for the Borrower's two consecutive
                           fiscal quarters ending June 30, 1997, shall not be less than 1.00 to 1.00;

                                    (3) for the Borrower's three consecutive
                           fiscal quarters ending September 30, 1997, shall not be less than 1.25 to 1.00; and

                                    (4) for the Borrower's four consecutive
                           fiscal quarters ending December 31, 1997 and for each series of four consecutive fiscal quarters of the Borrower ending after December 31, 1997, shall not be less than 1.25 to 1.00.

         Section 3. Fees. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee of $25,000 on the date of this Waiver and Amendment. If the parties agree to another amendment of the Loan Agreement prior to the date 180 days after the date of this Waiver and Amendment, the Lenders agree to reduce by $8,000 the fee that would otherwise be required to induce the Lenders to agree to such amendment.

         Section 4. Representations and Warranties. The Borrower hereby represents and warrants as follows:

                  (a) The execution and delivery of this Waiver and Amendment and the performance of this Waiver and Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents, and the transactions contemplated hereby and thereby, have been authorized by all necessary corporate actions of the Borrower. This Waiver and Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  (b) The Borrower has all requisite corporate power and authority to execute, deliver and perform its obligations under this Waiver and Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents. Neither the authorization, execution, delivery or performance by the Borrower of this Waiver and Amendment nor the performance of the Loan Agreement as amended hereby or any other Loan Document nor the performance of the transactions contemplated hereby or thereby violates or will violate any provision of the corporate charter or by-laws of the Borrower, or does or will, with the passage of time or the giving of notice or both, result in a breach of or a default under, or require any consent under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to, any material instrument, agreement or other document to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected.

                  (c) The execution and delivery by the Borrower of this Waiver and Amendment and the performance by the Borrower of the Loan Agreement as amended hereby and the Loan Documents do not and will not violate any provision of law or regulation applicable to the Borrower, or any writ, order or decree of any court or governmental or regulatory authority or agency applicable to the Borrower.

         Section 5. Loan Documents. This Waiver and Amendment shall be a Loan Document for all purposes.

         Section 6. Conditions to Effectiveness. The effectiveness of this Waiver and Amendment is conditioned on the following:

                  (a) The Borrower and the Lenders shall each have executed and delivered a counterpart of this Waiver and Amendment;

                  (b) The representations and warranties contained in Article IV of the Loan Agreement shall be true and correct in all material respects as of the date hereof as though made on and as of the date hereof;

                  (c) No Default or Event of Default under the Loan Agreement shall have occurred and be continuing other than the Events of Default described in Section 1 hereof; and

                  (d) The Borrower's audited consolidated financial statements for the year ended December 31, 1996 shall not differ in any materially adverse respect from the Borrower's unaudited consolidated financial statements for the year ended December 31, 1996, which the Borrower has provided to the Lenders and upon which the Lenders have relied in agreeing to this Waiver and Amendment.

         Section 7. Miscellaneous.

                  (a) On and after the date hereof, each reference in the Loan Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Loan Agreement as amended hereby.

                  (b) Except as amended and modified hereby, the Loan Agreement is in all respects ratified and confirmed as of the date hereof, and the terms, covenants and agreements therein shall remain in full force and effect.

                  (c) This Waiver and Amendment and the modifications to the Loan Agreement set forth herein shall be deemed to be a document executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

                  (d) This Waiver and Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties have caused this Waiver and Amendment to be duly executed as of the date and the year first above written.

                                            MKS INSTRUMENTS, INC.



                                            By: /s/ Robert F. O'Brien
                                                --------------------------------
                                            Title: Treasurer
                                                   -----------------------------


                                            THE FIRST NATIONAL BANK OF BOSTON


                                            By: /s/ Sharon A. Stone
                                                --------------------------------
                                            Title: Director
                                                   -----------------------------


                                            THE CHASE MANHATTAN BANK

                                            By: [illegible]
                                                --------------------------------
                                            Title: Vice President
                                                   -----------------------------

                             MKS INSTRUMENTS, INC.

                                THIRD AMENDMENT

                               TO LOAN AGREEMENT

     This Third Amendment (the "Amendment") dated as of February 2, 1998 concerns the Loan Agreement dated as of February 23, 1996 (the "Loan Agreement"), among MKS Instruments, Inc. (the "Borrower"), BankBoston, N.A. (f/k/a/ The First National Bank of Boston) and The Chase Manhattan Bank (f/k/a/ Chemical Bank) (together, the "Lenders"), and BankBoston, N.A. in its capacity as agent for the Lenders (in such capacity, the "Agent") as amended on October 18, 1996 and February 4, 1997. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

     WHEREAS, the Borrower has requested that the Lenders increase the Total Revolving Credit Commitment and make certain other changes to the Loan Agreement;

     WHEREAS, the Lenders are willing, on the terms, subject to the conditions and to the extent set forth below, to amend the Loan Agreement to effect such changes;

     NOW, THEREFORE, the Lenders and the Borrower agree as follows:

     Section 1. Amendment of the Loan Agreement.

     (a) Section 1.1 of the Loan Agreement is hereby amended by deleting the paragraphs setting forth the definitions of "Revolver Termination Date" and "Total Revolving Credit Commitment" and replacing them with the following paragraphs:

          "Revolver Termination Date" shall mean December 31, 1999 or any subseqent anniversary thereof if the Total Revolving Credit Commitment shall have been renewed by the Lenders.

          "Total Revolving Credit Commitment" shall mean a principal amount equal to $30,000,000.

     (b) Section 2.4.1 of the Loan Agreement is hereby amended by deleting the existing language and substituting the following:

          2.4.1. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Advance from the date the proceeds thereof are made available to the Borrower until maturity (whether by acceleration, voluntary prepayment or otherwise) as follows. Each Advance shall bear interest at the Base Rate in effect from time to time unless the Borrower elects and qualifies to pay interest on such Advance at the following rate (the "Adjusted LIBOR Rate"):

          (i) During any period in which the Borrower maintains a Debt-to-Net Worth Ratio of less than 1.25 to 1:

                (a) and a Cash Flow Ratio of less than 1.75 to 1, the LIBOR Rate plus 1.125%;

                (b) and a Cash Flow Ratio of 1.75 to 1 or greater up to and including 2.5 to 1, the LIBOR Rate plus .875%; or

                (c) and a Cash Flow Ratio in excess of 2.5 to 1, the LIBOR Rate plus .625%;

          (ii) During any period in which the Borrower maintains a Debt-to-Net Worth Ratio greater than 1.25 to 1 but less than 1.5 to 1:

                (a) and a Cash Flow Ratio of less than 1.75 to 1, the LIBOR Rate plus 1.25%;

                (b) and a Cash Flow Ratio of 1.75 to 1 or greater up to and including 2.5 to 1, the LIBOR Rate plus 1.00%; or

                (c) and a Cash Flow Ratio in excess of 2.5 to 1, the LIBOR Rate plus .75%;

     (c) Section 2.6 of Loan Agreement is hereby amended by replacing "0.25%" set forth therein with "0.1875%".

     Section 2. Representations and Warranties. The Borrower hereby represents and warrants as follows:

          (a) The execution and delivery of this Amendment and the performance of this Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents, and the transactions contemplated hereby and thereby, have been authorized by all necessary corporate actions of the Borrower. This Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

             (b) The Borrower has all requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents. Neither the authorization, execution, delivery or performance by the Borrower of this Amendment nor the performance of the Loan Agreement as amended hereby or any other Loan Document nor the performance of the transactions contemplated hereby or thereby violates or will violate any provision of the corporate charter or by-laws of the Borrower, or does or will, with the passage of time or the giving of notice or both, result in a breach of or a default under, or require any consent under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to, any material instrument, agreement or other document to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected.

             (c) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Loan Agreement as amended hereby and the Loan Documents do not and will not violate any provision of law or regulation applicable to the Borrower, or any writ, order or decree of any court or governmental or regulatory authority or agency applicable to the Borrower.

     Section 3. Loan Documents. This Amendment and the additional Revolving Credit Notes referred to in Section 4(d) below shall be Loan Documents for all purposes.

     Section 4. Conditions to Effectiveness. The effectiveness of this Amendment is conditioned on the following:

             (a) The Borrower and the Lenders shall each have executed and delivered a counterpart of this Amendment;

             (b) The representations and warranties contained in Article IV of the Loan Agreement shall be true and correct in all material respects as of the date hereof as though made on and as of the date hereof;

             (c) No Default or Event of Default under the Loan Agreement shall have occurred and be continuing; and

             (d) The Agent shall have received, in form and substance satisfactory to the Agent and the Lenders:

                  (i) an opinion of independent counsel to the Borrower with respect to this Amendment and the additional Revolving Credit Notes referred to below;

                  (ii) a certificate as to the Borrower's legal existence and good standing under the laws of The Commonwealth of Massachusetts;

               (iii) a certificate of the Borrower's Clerk as to (x) no changes in its charter documents and by-laws as amended, (y) corporate votes authorizing the execution and delivery of this Amendment and the replacement Revolving Credit Notes referred to below and (z) incumbency of the officers authorized to execute this Amendment and such replacement Revolving Credit Notes on behalf of the Borrower; and

               (iv) a Revolving Credit Note to the order of each Lender, in the aggregate amount of $30,000,000, each duly executed by the Borrower and otherwise appropriately completed, in replacement of the currently outstanding Notes.

     In addition, the Borrower hereby represents that the conditions set forth in clauses (a) - (e) of Section 5.1 of the Loan Agreement have been met as of the date hereof, provided that the "Balance Sheet Date" for purposes thereof shall mean September 27, 1997 and the financial statements referred to in
Section 4.5 of the Loan Agreement are not audited.

     Section 5. Miscellaneous.

          (a) On and after the date hereof, each reference in the Loan Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Loan Agreement as amended hereby.

          (b) Except as amended and modified hereby, the Loan Agreement is in all respects ratified and confirmed as of the date hereof, and the terms, covenants and agreements therein shall remain in full force and effect.

          (c) This Amendment and the modifications to the Loan Agreement set forth herein shall be deemed to be a document executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

          (d) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and the year first above written.

                                   MKS INSTRUMENTS, INC.


                                   By: /s/ Robert F. O'Brien
                                       ----------------------------------
                                   Title: Treasurer

                                        BANKBOSTON, N.A.,
                                          Individually and as Agent


                                        By: /s/ Sharon A. Stone
                                           --------------------------
                                        Title:  Director
                                              -----------------------




                                        THE CHASE MANHATTAN BANK


                                        By:
                                           --------------------------

                                        Title:
                                              -----------------------

                                        BANKBOSTON, N.A.,
                                          Individually and as Agent


                                        By:
                                           --------------------------
                                        Title:
                                              -----------------------




                                        THE CHASE MANHATTAN BANK


                                        By: /s/ Illegible Signature
                                           --------------------------

                                        Title:  Vice President
                                              -----------------------

[BANKBOSTON LETTERHEAD]

                                                               [BANKBOSTON LOGO]



                               December 29, 1997



MKS Instruments, Inc.
Six Shamrock Road
Andover, MA 01890


Attention:     Robert F. O'Brien, Treasurer

Re:            Proposed Credit Facilities


Ladies and Gentlemen:

     BankBoston, N.A. (f/k/a The First National Bank of Boston) (the "Agent") is pleased to inform you of the commitment of BankBoston, N.A. and The Chase Manhattan Bank (f/k/a/ Chemical Bank) (together, the "Lenders") to amend the Loan Agreement dated as of February 23, 1996, as amended (the "Loan Agreement") among you (the "Borrower") and the Lenders per the terms and conditions set forth on the attached Term Sheet and the terms and conditions set forth in this letter. Please understand that the Term Sheet does not purport to include all of the terms and conditions which will be contained in the definitive documents for this transaction. Therefore, this commitment is subject to the execution of loan documentation containing terms and conditions customary in bank financing documents in transactions of this type and, in any event, satisfactory to the Lenders and their counsel. In connection therewith, the Borrower agrees to provide the Lenders and their counsel with all such documents, certificates, opinions, assurances and other materials, and take such further actions, as we may reasonably request. Additionally, all closing costs, legal or otherwise, are the Borrower's responsibility, whether or not the financing actually closes.

     The Lenders' commitment under this letter is based on their review of certain historical financial statements, projections and other information provided to the Lenders by you. At the Lenders' election, their commitment under this letter shall terminate if, at any time: (a) any information submitted to the Lenders or any material representation, warranty or statement made to the Lenders by or on behalf of the Borrower in connection with the commitment shall prove to have been inaccurate, incomplete or misleading in any material respect, (b) any material adverse change occurs after, or any additional information is disclosed to or discovered by the Lenders which the Lenders reasonably deem to be materially adverse, with respect to the condition (financial or otherwise), business, operations, assets, liabilities or prospects of the Borrower or (c) any condition to lending set forth in this letter or the Term Sheet is not or cannot be satisfied.

     In consideration of the Lenders' commitment, the Borrower agrees, whether or not the contemplated financing actually closes, to reimburse the Lenders promptly upon request for any and all reasonable out-of-pocket costs, expenses and fees (including without limitation reasonable attorneys' fees and expenses) heretofore or hereafter incurred by the Lenders in connection with the negotiation, preparation and/or execution and delivery of the Term Sheet and this letter and the definitive loan documentation, if any, relating thereto.

     Please review the attached Term Sheet at your convenience. If this commitment is acceptable to you, please sign and return the enclosed copy of this letter to the attention of Sharon Stone, on or before

January 10, 1998. This commitment shall expire (a) as of such date, if the Agent has not received your signed acceptance, and (b) in any event, following such acceptance, on February 28, 1998, unless by such date the contemplated financing shall have been consummated.

     This letter (a) shall be governed by the internal laws of the Commonwealth of Massachusetts, (b) represents the entire agreement among the parties hereto and supersedes all prior correspondence and dealings, (c) is not assignable to any other party and (d) may only be amended or modified in a written instrument signed by the parties.

     We are pleased to make this financing available and look forward to a continuation of our relationship with you.


                                             Very truly yours,

                                             BANKBOSTON, N.A.


                                             By: /s/ Sharon A. Stone
                                                -------------------------
                                                Sharon A. Stone, Director


AGREED:
THE CHASE MANHATTAN BANK

By:
   --------------------------
Title:
      -----------------------


ACCEPTED AND AGREED:
MKS INSTRUMENTS, INC.

By: /s/ Robert J. O'Brien
   --------------------------
Title:  Treasurer
      -----------------------
Date:   12/31/97
     ------------------------

January 10, 1998. This commitment shall expire (a) as of such date, if the Agent has not received your signed acceptance, and (b) in any event, following such acceptance, on February 28, 1998, unless by such date the contemplated financing shall have been consummated.

     This letter (a) shall be governed by the internal laws of the Commonwealth of Massachusetts, (b) represents the entire agreement among the parties hereto and supersedes all prior correspondence and dealings, (c) is not assignable to any other party and (d) may only be amended or modified in a written instrument signed by the parties.

     We are pleased to make this financing available and look forward to a continuation of our relationship with you.


                                             Very truly yours,

                                             BANKBOSTON, N.A.


                                             By:
                                                -------------------------
                                                Sharon A. Stone, Director


AGREED:
THE CHASE MANHATTAN BANK

By: /s/ Illegible Signature
   --------------------------
Title:  Vice President
      -----------------------


ACCEPTED AND AGREED:
MKS INSTRUMENTS, INC.

By:
   --------------------------
Title:
      -----------------------
Date:
     ------------------------

[BankBoston Letterhead]

                                  Confidential              [BankBoston Logo]

                             MKS Instruments, Inc.

                                   Term Sheet
                               December 29, 1997

Resolving Credit
  Commitment:       Increase the Total Revolving Credit Commitment from
                    $20,000,000 to $30,000,000. The Applicable Commitment
                    Percentage of each Lender would remain the same with BankBoston's Revolving Credit Commitment increasing to
                    $18,000,000 and Chase's Revolving Credit Commitment increasing to $12,000,000.

Maturity:           Extend the Revolver Termination Date from June 30, 1999 to
                    December 31, 1999.

Interest Rates:     Amend the interest rates as follows:

                    The Agent's Base Rate or LIBOR plus the Applicable Margin determined quarterly in accordance with the following Pricing Grid:

                    For Debt-to-Net Worth Ratio greater than 1.25:1, but less than 1.5:1:

                    Level                             Alt. Base +    LIBOR +
                    -----                             -----------    -------
                    I.     Cash Flow Ratio > 2.5      0              75 bp
                    II.    Cash Flow Ratio 1.75 - 2.5 0              100 bp
                    III.   Cash Flow Ratio < 1.75     0              125 bp

                    For Debt-to-Net Worth Ratio less than 1.25:1:

                    Level                             Alt. Base +    LIBOR +
                    -----                             -----------    -------
                    I.     Cash Flow Ratio > 2.5      0              62.5 bp
                    II.    Cash Flow Ratio 1.75 - 2.5 0              87.5 bp
                    III.   Cash Flow Ratio < 1.75     0              112.5 bp

Unused
Commitment Fee:     Reduce the Unused Commitment Fee to 3/16% per annum.

All other terms and conditions of the existing Loan Agreement will remain in full force and effect.

                              MKS INSTRUMENTS, INC.

                           WAIVER AND FIFTH AMENDMENT

                                TO LOAN AGREEMENT


     This Waiver and Fifth Amendment (the "Waiver and Amendment") dated as of January 28, 1999 concerns the Loan Agreement dated as of February 23, 1996 (the "Loan Agreement"), among MKS Instruments, Inc. (the "Borrower"), BankBoston, N.A. (f/k/a The First National Bank of Boston) and The Chase Manhattan Bank (f/k/a Chemical Bank) (together, the "Lenders"), and BankBoston, N.A. in its capacity as agent for the Lenders (in such capacity, the "Agent") as amended on October 18, 1996, February 4, 1997, February 2, 1998 and February 3, 1998. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Loan Agreement.

     WHEREAS, the Borrower has requested that the Lenders waive certain Events of Default and agree to change certain financial covenants in the Loan Agreement;

     WHEREAS, the Lenders are willing, on the terms, subject to the conditions and to the extent set forth below, to grant such waiver and amend the Loan Agreement to effect such changes;

     NOW, THEREFORE, the Lenders and the Borrower agree as follows:

     Section 1. WAIVER. The Lenders hereby waive the Events of Default under
Section 8.1(g), (k) and (l) of the Loan Agreement resulting from Borrower's failure to meet the financial covenant set forth in Section 7.7(c) of the Loan Agreement as of the end of the fiscal quarter ended December 31, 1998.

     Section 2. AMENDMENT OF THE LOAN AGREEMENT.

     (a) Section 2.4.1. of the Loan Agreement is hereby amended by adding the following sentences at the end thereof:

     Notwithstanding the preceding clauses (i) and (ii), from the date hereof through the date on which the effect of a change resulting from the Borrower's delivery of its financial statements and Compliance Certificate for the quarter ending June 30, 1999 will take effect, the only alternative to the Base Rate shall be the LIBOR Rate plus 1.65%.

     The effect of any change to the Borrower's Debt-to-Net Worth Ratio or Cash Flow Ratio on the interest rate available pursuant to Section 2.4.1(i) or
     (ii) shall take effect on the first day of the month immediately following the month in which the Borrower delivers its financial statements pursuant to Section 6.1(a) or (b) and Compliance Certificate pursuant to Section 6.1(c).

     (b) Section 7.7(c) of the Loan Agreement is hereby amended by adding the following clause at the end thereof:

     provided, however, that as of the end of each of the fiscal quarters listed below, the Cash Flow Ratio shall not be less than the ratio stated directly below such quarter:

     Q4 1998             Q1 1999             Q2 1999             Q3 1999
     -------             -------             -------             --------
     .6 to 1             .5 to 1             .5 to 1             1.1 to 1

     provided, however, that, the foregoing notwithstanding, if the Cash Flow Ratio for the first fiscal quarter of 1999 is less than 1 to 1, then the Cash Flow Ratio for the second fiscal quarter of 1999 shall not be less than 1 to 1 and further, that the Cash Flow Ratio for the first and second fiscal quarters of 1999 shall mean the ratio as of the end of each such quarter of (i) Consolidated Operating Cash Flow for such fiscal quarter ended on such date to (ii) Consolidated Debt Service for such quarter and that the Cash Flow Ratio for the third fiscal quarter of 1999 shall mean the ratio as of the end of such quarter of (i) Consolidated Operating Cash Flow for the first three fiscal quarters of 1999 ended on such date to (ii) Consolidated Debt Service for such quarters.

     (c) Section 7.7 of the Loan Agreement is hereby amended by adding the following subsection (d):

          (d) EBIT-TO-INTEREST RATIO. The ratio of the sum of Consolidated Net Income plus Interest Expense, the interest portion of Financing Lease Obligations and all taxes in respect of income and profits paid or payable (including accrued Sub S distributions required to make shareholder tax payments) as of the end of each fiscal quarter of the Borrower beginning with the fiscal quarter ended December 31, 1998 to Interest Expense during such quarter shall not be less than 2 to 1 for the fiscal quarters ending December 31, 1998 and March 31, 1999 and 3 to 1 for the fiscal quarters ending June 30, 1999 and September 30, 1999.

     Section 3. FEES. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders, based on their Applicable Commitment Percentages, a fee of $45,000 on the date of this Waiver and Amendment.

     Section 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants as follows:

          (a) The execution and delivery of this Waiver and Amendment and the performance of this Waiver and Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents, and the transactions contemplated hereby and thereby, have been authorized by all necessary corporate actions of the Borrower. This Waiver and Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          (b) The Borrower has all requisite corporate power and authority to execute, deliver and perform its obligations under this Waiver and Amendment, the Loan Agreement as amended hereby and each of the other Loan Documents. Neither the authorization, execution, delivery or performance by the Borrower of this Waiver and Amendment nor the performance of the Loan Agreement as amended hereby or any other Loan Document nor the performance of the transactions contemplated hereby or thereby violates or will violate any provision of the corporate charter or by-laws of the Borrower, or does or will, with the passage of time or the giving of notice or both, result in a breach of or a default under, or require any consent under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to, any material instrument, agreement or other document to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected.

     (c) The execution and delivery by the Borrower of this Waiver and Amendment and the performance by the Borrower of the Loan Agreement as amended hereby and the Loan Documents do not and will not violate any provision of law or regulation applicable to the Borrower, or any writ, order or decree of any court or governmental or regulatory authority or agency applicable to the Borrower.

     Section 5. LOAN DOCUMENTS. This Waiver and Amendment shall be a Loan Document for all purposes.

     Section 6. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Waiver and Amendment is conditioned on the following:

          (a) The Borrower and the Lenders shall each have executed and delivered a counterpart of this Waiver and Amendment;

          (b) The representations and warranties contained in Article IV of the Loan Agreement shall be true and correct in all material respects as of the date hereof as though made on and as of the date hereof;

          (c) No Default or Event of Default under the Loan Agreement shall have occurred and be continuing other than the Events of Default described in Section 1 hereof;

          (d) The Agent shall have received, in form and substance satisfactory to the Agent and the Lenders:

                    (i) an opinion of independent counsel to the Borrower with respect to this Waiver and Amendment;

                    (ii) a certificate as to the Borrower's legal existence and good standing under the laws of The Commonwealth of Massachusetts; and

                    (iii) a certificate of the Borrower's Clerk as to (x) no changes in its charter documents and by-laws as amended, (y) corporate votes authorizing the execution and delivery of this Waiver and Amendment and (z) incumbency of the officers authorized to execute this Waiver and Amendment on behalf of the Borrower;

          (e) The Borrower's audited consolidated financial statements for the year ended December 31, 1998 (the "1998 Statements") shall not differ in any materially adverse respect from the Borrower's unaudited consolidated financial statements for the year ended December 31, 1998, which the Borrower has provided to the Lenders and upon which the Lenders have relied in agreeing to this Waiver and Amendment and the Borrower shall deliver the 1998 Statements to the Lenders no later than 30 days after the date of this Waiver and Amendment.

          (f) The conditions set forth in clauses (b) - (e) of Section 5.1 of the Loan Agreement shall have been met as of the date hereof, provided that for purposes thereof and Section 4.5 of the Loan Agreement, the "Balance Sheet Date" shall mean December 31, 1998 and the financial statements referred to therein shall mean the unaudited statements for the year ended December 31, 1998, that have been furnished to the Lenders.

     Section 7.     MISCELLANEOUS.

          (a) On and after the date hereof, each reference in the Loan Agreement to "this Agreement" or words of like import shall mean and be deemed to be a reference to the Loan Agreement as amended hereby.

          (b) Except as amended and modified hereby, the Loan Agreement is in all respects ratified and confirmed as of the date hereof, and the terms, covenants and agreements therein shall remain in full force and effect.

          (c) This Waiver and Amendment and the modifications to the Loan Agreement set forth herein shall be deemed to be a document executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

          (d) This Waiver and Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties have caused this Waiver and Amendment to be duly executed as of the date and the year first above written.



                                             MKS INSTRUMENTS, INC.

                                             By: /s/ William P. Donlan
                                                 ---------------------
                                             Title: Treasurer

                                             BANKBOSTON, N.A.
                                             Individually and as Agent

                                             By: /s/ Sharon A. Stone
                                                 -------------------
                                             Title: Director


                                             THE CHASE MANHATTAN BANK

                                             By: /s/ Joan Considine
                                                 ------------------
                                             Title: Vice President